AGREEMENT

TO PURCHASE AND SELL ONE HUNDRED PERCENT (100%)

OF THE ISSUED AND OUTSTANDING SHARES OF

QOLPOM, INC.

AND ITS ASSETS, INTELLECTUAL PROPERTY AND INVENTORY

THIS  AGREEMENT  TO  PURCHASE  AND  SELL  ONE  HUNDRED  PERCENT  (100%)  OF  THE

ISSUED   AND   OUTSTANDING   SHARES   OF   QOLPOM,   INC.   AND   ITS   ASSETS   AND

INVENTORY   (“AGREEMENT”)   IS   MADE   AS   OF   AUGUST   31,   2016   (the   “EFFECTIVE

DATE”) BY AND BETWEEN:

Parallax   Health   Sciences,   Inc.,   a   Nevada   corporation,   with   its   principal

address    at    1327    Ocean    Avenue    Suite    M    Santa    Monica,    CA    90401

(“PARALLAX”);

AND

QOLPOM,  Inc.,  an  Arizona  corporation,  with  its  principal  address  at 504  W.

29th St, Tucson, AZ 85713   (“QOLPOM” or “Selling Entity”);

AND

David  Bradley,  Michael  Prudence,  Daniel  J.  Ranieri  and  the  Intellectual

Property   Network,   Inc.   a   Delaware   corporation   represent   one   hundred

(100%)  percent  of  the  shareholders  of  QOLPOM,  with  an  address  at  504  W.

29th St, Tucson, AZ 85713 (“Selling Shareholders”)

WHEREAS,  Selling  Shareholders  are  the  registered  and  beneficial  owners  of  one  hundred  and

fifty   (150)   shares   of   Common   stock   representing   one   hundred   (100%)   percent   of   the   issued   and

outstanding common shares of the capital stock of QOLPOM (the “QOLPOM Shares”); and

WHEREAS,  PARALLAX  desires  to  buy  and  Selling  Shareholders  desires  to  sell  the  QOLPOM

Shares; and

WHEREAS,  PARALLAX  desires  to  buy  and  Selling  Shareholders  and  QOLPOM  desire  to  sell all  of  the  assets  used  in  connection  with  the  business  (the  “Assets”)  and  the  inventory  at  the  date  of

Closing (“Inventory”).

NOW  THEREFORE,  in  consideration  of  the  premises  and  the  mutual  promises  herein made, and in consideration of the representations, warranties and covenants herein contained,  and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the

Parties agree as follows.

Parllax Health Sciences, Inc QOLPOM, Inc. Purchase and Sale Agreement

Confidential

August 31, 2016

1.

DEFINITIONS

1.1

Definitions.    In  addition  to  definitions  provided  herein,  the  following  terms  have  the meanings set forth below, unless the context indicates otherwise.

(a)

“1933 Act” means the Securities Act of 1933, as amended.

(b)

“Agreement”   means   this   Agreement,   and   all   the   exhibits,   Schedules   and   other

documents   attached   to   or   referred   to   in   this   Agreement,   and   all   amendments   and

supplements, if any, to this Agreement.

(c)

“Assets”  means  all  of  the  assets  used  in  connection  with  the  business  of  QOLPOM,

whether  owned  by  Selling  Shareholders  or  QOLPOM.  Specifically  included  in  the  term

Assets  shall  be  each  and  every  license  or  authority  of  any  sort  (a)  used  by  the  Sellers  or any  employee  or  associate  of  the  Sellers  or  (b)  necessary  for  the  conduct  of  the  business of the Sellers.

(d)

“Cash  Earn-out”  means  the  cash  which  is  to  be  received  based  on  terms  and  conditions of the Earn-out provision in Section 2.7 paragraph B.

(e)

“Closing”   means   the   event   at   which   the   Selling   Shareholders   shall   deliver   to

PARALLAX  the  QOLPOM  Shares  and  QOLPOM  shall  deliver  to  PARALLAX  title  to the Assets and the Inventory.

(f)

“Closing  Date”  means  a  date  mutually  agreed  upon  by  the  Parties  hereto  in  writing following  the  satisfaction  or  waiver  by  PARALLAX  and  Selling  Shareholders  of  the conditions precedent specified herein, such date to be no later than September 30, 2016.

(g)

“Closing  Documents”  means  the  papers,  instruments  and  documents  required  to  be

executed   and   delivered   on   or   before   the   Closing   Date   pursuant   to   this   Agreement.

Detailed in Section 7 of this Agreement.

(h)

“Contract”   means   each   material   contract,   agreement,   license,   permit,   arrangement,

commitment,   instrument   or   contract   to   which   PARALLAX,   QOLPOM   or   Selling

Shareholders is a party.

(i)

“Copyrights” means all copyrights in both published works and unpublished works.

(j)

“COGS”  Cost  of  Goods  Sold,  are  the  direct  costs  attributable  to  the  production of  the  products  sold/leased  by  QOLPOM.  This  amount  includes  the  cost  of  the materials used in creating the products, cost of the lease from the vendor (Phillips)

and  any  direct  labor  costs  used  to  produce  the  products.  It  excludes  indirect expenses  such  as  distribution  costs  and  sales  force  costs.  COGS  will  be  deducted from QOLPOM’s gross revenue to calculate the “Adjusted Gross Revenue.”

(k)

“Common  Stock  Purchase  Agreement”,  means  the  legal  Agreement  issued  by

PARALLAX  to  the  Selling  Shareholders  as  part  of  the  Equity  Consideration  that memorializes  the  purchase  of  Common  Stock  by  the  Selling  Shareholders  herein as Schedule “Q”.

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(l)

“Disclose,”     “Disclosed”     and     “Disclosure”     means     any     information     and/or

documentation requested by a Party from another Party.

(m)

“Employment   Agreement”   means   the   executive   employment   agreement   between

QOLPOM and Nathaniel T.  Bradley.

(n)

“Employee  Stock  Option  Plan  of  PARALLAX”  means  the  Parallax  Health  Sciences,

Inc  (“PARALLAX”)  2016  Stock  Option  Plan  is  intended  to  encourage  ownership  of

Shares   of   PARALLAX   by   certain   employees   of   the   Company   or   of   its   Parents   or

Subsidiaries  and  certain  other  Persons,  to  provide  additional  incentive  for them  to  remain in  the  employ  of  the  Company  or  its  Parents  or  Subsidiaries,  and  to  promote  the  growth

and  success  of  the  Company  and  such  Parents  and  Subsidiaries.   It  is  intended  that  the

Options  issued  pursuant  to  the  Plan  shall  constitute  either  incentive  stock  options  within the  meaning  of  Section  422  of  the  Code  and  the  regulations  thereunder  or  non-incentive stock options.

(o)

“Environmental  Laws”  means  any  applicable  federal,  state,  municipal  or  local  laws,

regulations,   orders,   governmental   decrees   or   ordinances   concerning   environmental,

health or safety matters.

(p)

“Evaluation Date” means the period prior to Aug 31, 2016.

(q)

“Exchange Act”  means the United States Securities Exchange Act of 1934, as amended.

(r)

“Exhibits” means any supplemental documentation attached hereto and titled “Exhibit.”

(s)

“Equity  Consideration”  means a  grant from  PARALLAX  to  the  Selling  Shareholders  to purchase five million (5,000,000) Shares of PARALLAX Common Stock.

(t)

“Equity  Consideration  Purchase  Price”  means  the number of  Shares  of Common  stock that  comprise  the  Equity  Consideration  multiplied  by  the  par  value  of  $.001  per  share  as well as the Options at the agreed upon strike price below in Section 2.6.

(u)

“FINRA” means Financial Industry Regulatory Authority.

(v)

“GAAP”  means  generally  accepted  United  States  accounting  principles  applied  in  a manner consistent with prior periods.

(w)

“Hazardous  Substance”  means  any  pollutant,  contaminant,  waste,  special  or  hazardous waste,  toxic  or  hazardous  substance  which,  when  released  into  the  natural  environment  is likely  to  cause  harm  or  risk  to  the  natural  environment  or  to  human  or  animal  health,

including  without  limitation,  any  substance  considered  hazardous  under  Environmental

Laws.

(x)

“Intellectual   Property   Assets”   means   interest   in   all   intellectual   property   assets

necessary for the operation of PARALLAX or Selling Entity as currently conducted.

(y)

“Inventory”  means  all  of  the  medical  and  office  equipment,  durable  medical  equipment,

dispensing  equipment,  and  any  associated  products  used  by  QOLPOM  or  targeted  for

eventual   delivery   by   sale   or   lease   to   customers/patients   or   already   in   a   customer

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environment,  owned  by  and/or in  the  possession  of  QOLPOM, whether  owned  by  Selling

Shareholders or QOLPOM.

(z)

“IRS” means Internal Revenue Service.

(aa)

“Landlords”  means  Worthe  Real  Estate  Group,  LLC  for  PARALLAX  and  La  Frontera

for QOLPOM.

(bb)

“La  Frontera  Community  Solutions,  Inc.”  is  a  non-profit  Arizona  corporation  at  504

W  29th  Street,  Tucson,  AZ  85713  that  provides  outpatient  and  residential  mental  health

and  substance  abuse.   QOLPOM  has  partnered  with  La  Frontera  so  that  QOLPOM  can

utilize   La   Frontera’s   unique   call   center   services,   which   use   clinical   professional   to

interact with the clients on the phone.

(cc)

“Leases”  means  each  of  the  leases,  subleases,  claims  or  other  real  property  interests  to

which   Selling   Entity   is   a   party   or   is   bound,   and   which   are   legal,   valid,   binding,

enforceable and in full force and effect in all Material respects.

(dd)

“Liability”   or   “Liabilities”   means   any   direct   or   indirect   indebtedness,   guaranty,

endorsement,  claim,  loss,  damage,  deficiency,  cost,  expense,  obligation  or  responsibility,

fixed   or   unfixed,   known   or   unknown,   asserted   choate   or   inchoate,   liquidated   or

unliquidated, secured or unsecured.

(ee)

“Loss”  or  “Losses”  mean  any  and  all  demands,  claims,  actions  or  causes  of  action,

assessments,   losses,   damages,   Liabilities,   costs,   and   expenses,   including   without

limitation,   interest,   penalties,   fines   and   reasonable   attorneys,   accountants   and   other

professional  fees  and  expenses,  but  excluding  any  indirect,  consequential  or  punitive

damages,   lost   profits   or   lost   business   opportunities   suffered   by   PARALLAX   or

QOLPOM.

(ff)

“Marks”    means    all    functional    business    names,    trading    names,    registered    and

unregistered trademarks, and service marks.

(gg)

“Material”  or  “Materially”  means  a  matter  that  is  so  substantial  or  important  as  to reasonably influence the Party to whom  it is made and without which a decision would or could not be made.

(hh)

“Material   Adverse   Effect”   means   any   undisclosed   action,   suit,   judgment,   claim,

demand  or  proceeding  outstanding  or  pending,  or  threatened  against  or  affecting  a  Party or  which  involves  any  of  the  business,  or  the  properties  or  assets  of  a  Party  that,  if adversely  resolved  or  determined,  would  have  a  Material  adverse  effect  on  the  business,

operations, assets, properties, prospects, or conditions of a Party taken as a whole.

(ii)

“OTCQB”  means  the  quotation  medium  used  for  over-the-counter  equity  securities  that are not listed on a national stock exchange.

(jj)

PARALLAX”  means  Parallax  Health  Sciences,  Inc.,  a  corporation  organized  under  the laws of the State of  Nevada, with its principal address as provided on the first page of this

Agreement, including any subsidiaries.

(kk)

“PARALLAX Accounting Date”  means June 30, 2016.

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(ll)

“PARALLAX  Common  Stock”  means  as  of  August  30,  2016  the  authorized  capital stock  and  other  equity  securities  of  PARALLAX  consisting  of  Two  Hundred  and  Fifty

Million  (250,000,000)  shares  of  Common  stock  authorized  and  One  Hundred  Million

Five    Hundred    and    Sixty-Six    Thousand    and    Seven    Hundred    and    Seventy-Four

(100,566,774)   shares  of  Common  stock  issued  and  outstanding  with  a  par  value  of

$0.001.

(mm)     “PARALLAX  Documents”  means  all  of  PARALLAX’s  documents  contemplated  by this Agreement.

(nn)

“PARALLAX  Financial  Statements”  means  true,  correct,  and  complete  copies  of  the audited  balance  sheets  of  PARALLAX  and  related  statements  of  operations,  balance sheet,  cash  flows,  and  changes  in  shareholder’s  equity  and  footnotes  for  the  fiscal  years ended  December  31,  2013  and  December  31,  2014,  and  the  unaudited  balance  sheet,

statement of operations, cash flows and footnotes for the quarter ended March 31, 2016.

(oo)

“PARALLAX  SEC  Documents”  means  a  true  and  complete  copy  of  PARALLAX’s

Annual  Reports  filed  on  Form  10-K  for  the  year  ending  December  31,  2013,  and  filed  on

Form  10-K  for  the  year  ending  December  31,  2014  and  an  unaudited  draft  10K  for  the year  ending  December  31,  2015  and  its  Quarterly  Report  filed  on  Form  10-Q  for  the period  ending  March  31,  2016,  and  Current  Reports,  if  any,  subsequently  filed  with  the

SEC.

(pp)

“PARALLAX   Stock   Options”,   means   the   common   stock   options   that   have   been

authorized  by  the  PARALLAX  Employee  Stock  Option  Plan  that  is  further  defined  in this Agreement in Definitions (S).

(qq)

“Party”  or  “Parties”  means  PARALLAX,  QOLPOM  and  the  Selling  Shareholders,

collectively or individually, as the context requires.

(rr)

“Patents”  means  all  patents,  patent  applications,  and  inventions,  methods,  processes  and discoveries that may be patentable.

(ss)

“Regulatory  Compliance”  means  all  State  and  Federal  Agencies  that  regulate  In-home health Monitoring, State and Federal Pharmacy laws and regulations.

(tt)

“QOLPOM”  means  QOLPOM,  Inc.,  an  Arizona  Corporation  organized  under  the  laws of  the  State  of  Arizona,  with  its  principal  address  as  provided  on  the  first  page  of  this

Agreement.

(uu)

“QOLPOM Interests” means the QOLPOM Shares, Assets and Inventory.

(vv)

“QOLPOM Authorized Shares” means 1,000,000 shares authorized.

(ww)     “QOLPOM  Shares”  means  one  hundred  and  fifty  (150)  issued  shares  of  common  stock that  represent  one  hundred  (100%)  percent  of  the  issued  and  outstanding  common  shares of QOLPOM, with a par value of $1.00, owned by the Selling Shareholders.

(xx)

“Sale Shares” means the five million (5,000,000) shares of PARALLAX Common Stock

that   are   being   sold   to   Selling   Shareholders,   through   a   grant,   as   part   of   the   Equity

Consideration of the Transaction, at par value $0.001.

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(yy)

“Schedules”  means  those  schedules  attached  to  this  Agreement  and  as  described  in

Section 1.2.

(zz)

“SEC” means the Securities and Exchange Commission.

(aaa)      “Securities Act”  means the United States Securities Act of 1933, as amended.

(bbb)     “Sellers”   means   the   Selling   Entity   and   the   Selling   Shareholders,   collectively,   or

individually, as the context requires.

(ccc)      “Sellers’  Documents”  means,  all  documents  to  be  provided  by  Sellers  pursuant  to  this

Agreement.

(ddd)     “Selling Entity” means QOLPOM, Inc.

(eee)      “Selling  Entity’s  Accounting  Date”  means,  for  QOLPOM,  the  unaudited  balance  sheet,

statement of operations, cash flows and footnotes from inception to July 31, 2016.

(fff)

“Selling  Entity’s  Documents”  means  all  of  Selling  Entity’s  documents  contemplated  by this Agreement.

(ggg)     “Selling Entity’s  Financial Statements” means unaudited financial statements, prepared under GAAP, which are true, correct, and complete copies of its unaudited balance sheets for the period since inception.

(hhh)     “Selling  Shareholders,”  means  David  Bradley,  Michael  Prudence,  Daniel  J.  Ranieri  and

the  Intellectual  Property  Network,  Inc.  that  collectively  represent  one  hundred  (100%)

percent of the issued and outstanding Shares of the common stock of QOLPOM.

(iii)

“Stock  Option  Agreement”,  means  the  legal  instrument  that  represents  the  number  of options of common stock in PARALLAX and their strike price.

(jjj)

“Stock  Option  Consideration”  means  the  granting  of  Options  to  purchase  the  common stock  of  PARALLAX  that  PARALLAX  has  provided  as  part  of  its  Consideration  in  the

Sale  and  Purchase  of  one  hundred  (100%)  percent  of  the  issued  and  outstanding  stock  of

QOLPOM and the Assets and Inventory as defined in detail in Section 2

(kkk)     “Taxes”  includes  international,  federal,  state,  provincial  and  local  income  taxes,  capital gains  tax,  value-added  taxes,  franchise,  personal  property  and  real  property  taxes,  levies,

assessments,  tariffs,  duties  (including  any  customs  duty),  business  license  or  other  fees,

sales,  use  and  any  other  taxes  relating  to  the  assets  of  the  designated  party  or  the  business of  the  designated  party  for  all  periods  up  to  and  including  the  Closing  Date, together  with any  related  charge  or  amount,  including  interest,  fines,  penalties  and  additions  to  tax,  if any, arising out of tax assessments.

(lll)

“Trade Secrets” means all know-how, confidential information, customer lists, software,

technical  information,  data,  process  technology,  plans,  drawings,  and  blue  prints  owned,

used,  or  licensed  by  a  Party  for  its  business  to  obtain  advantage  over  competitors  who  do not know or use it, and which are not generally known to the public.

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(mmm)  “Transaction”  means  the  purchase  by  PARALLAX  of  the  QOLPOM  Shares,  the  Assets

and the Inventory pursuant to this Agreement.

(nnn)    “US Certificate” means the Selling Shareholder’s affidavit of non-foreign status.

1.2

Schedules.  The following Schedules are attached to and form part of this Agreement:

Schedule   A

-

Selling Shareholders and Consideration

Schedule   B

-

U.S. Certificate of Selling Shareholders

Schedule   C

-

Directors and Officers of Selling Entity

Schedule   D

-

PARALLAX Board Resolution to Approve Acquisition

Schedule   E

-

PARALLAX Treasury Order

Schedule   F

-

QOLPOM’s Corporate Documents

Schedule   G

-

QOLPOM Intellectual Property

Schedule   H

-

QOLPOM Intellectual Property Assignment

Schedule   I

-

QOLPOM Board Resolution to Approve Sale

Schedule   J

-

QOLPOM Shares

Schedule   K

-

QOLPOM Regulatory Licenses

Schedule   L

List of all i(in)ventor-y and assets of QOLPOM

Schedule   M

-

Directors and Officers of PARALLAX

Schedule   N

-

PARALLAX Corporate Documents

Schedule   O

-

QOLPOM Power of Attorney to Transfer Shares

Schedule   P

-

Executive Employment Agreement

Schedule   Q

-

PARALLAX Common Stock Purchase Agreement

Schedule   R

-

PARALLAX Employee Stock Option Plan

Schedule   S

-

PARALLAX Common Stock Options

Schedule   T

-

QOLPOM-Lafrontera Royalty Agreement

Schedule   U

-

QOLPOM Agreements

Schedule   V

-

QOLPOM Officers Certificate

Schedule   W

-

PARALLAX Officers Certificate

1.3

Currency.   All  references  to  currency  referred  to  in  this  Agreement  are  in  United  States

Dollars (US $), unless expressly stated otherwise.

2.

PURCHASE AND SALE OF QOLPOM SHARES; INVENTORY, ASSETS &

INTELLECTUAL PROPERTY

2.1

Purchase  and  Sale  of  QOLPOM  Shares.    At  the  Closing  Selling  Shareholders  hereby

sells,   assigns   and   transfers   to   PARALLAX,   and   PARALLAX   hereby   purchases   from   Selling

Shareholders  the  QOLPOM  Shares,  as  long  as  PARALLAX  has  fully  complied  with  Section  2.5  and  2.6 of the Agreement.

2.2

Inventory   Purchase.      Sellers   at   the   Closing   hereby   sell,   assign   and   transfer   to

PARALLAX, and PARALLAX hereby purchases from Sellers the Inventory of QOLPOM.

2.3

Intellectual  Property.

Sellers  agree  to  sell  and  or  assign  all  Intellectual  Property  as

defined   in   Schedule   “G”,   to   include   but   not   be   limited   to   Patents,   Patent   Pending   Applications,

Trademarks  and  Copyrights  and  or  draft  versions  of  any  of  the  identified  Intellectual  Property  named  in

Section 2.3 and the Assignment of the Intellectual Property defined in Schedule  “H” of this Agreement.

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2.4

Asset Purchase.     Sellers  agree  to  sell  and  or  assign  all  assets  of  QOLPOM,  to  include,

but not be limited to physical assets to PARALLAX, as defined in Schedule  “L”,

2.5

Equity   Consideration.     As   consideration   for   the   purchase   of   the   QOLPOM   Shares,

PARALLAX  grants to  Selling  Shareholders the  right to  purchase, at par value  $.001, the  PARALLAX  Sale

Shares, which shall be 5,000,000 (Five Million) shares of PARALLAX common stock, which right shall be exercised by Selling Shareholders by giving written notice by 5:00 p.m. on August 31, 2016 to PARALLAX of  the  amount  of  Sale  Shares  that  the  Selling  Shareholders  wishes  to  purchase  as  of  the  Closing  and  by delivering a check to PARALLAX at the Closing for payment of such amount of Sale Shares.

2.6

Stock  Option  Consideration.

QOLPOM  Shareholders  will  be  granted  two  million

five  hundred  thousand  (2,500,000)  options  that  will  vest  over  three  (3)  years  and  have  multiple  strike prices set forth as:

A.

500,000 options granted for the first full year from the date of the signing of the    Sale

and Purchase Agreement that vest quarterly commencing at the end of the first      quarter

after

the

issuance of the options and the options will have a strike price of ten

($.10)  cents  attached  hereto  in

Schedule “S”

B.

1,000,000   options   first   full   year   from   the   date   of   the   signing   of   the   Sale   and

Purchase Agreement that vest quarterly commencing at the end of the first quarter after     the

issuance of the options and the options will have a strike price of fifteen ($.15) cents

attached   hereto

in Schedule “S”

C.

1,000,000   options   first   full   year   from   the   date   of   the   signing   of   the   Sale   and

Purchase Agreement that vest quarterly commencing at the end of the first quarter after     the

issuance of the options and the options will have a strike price of twenty-five ($.25)

cents     attached

hereto in Schedule “S”

2.7

Cash  Consideration.    As  partial  consideration  for  the  purchase  of  the  QOLPOM  Shares,

Inventory, Assets, Intellectual Property La Frontera Community Solutions, Inc. (“La Frontera”) will be paid up to two million ($2,000,000) dollars through an Earn-Out from  the Adjusted Gross Revenue generated by the QOLPOM business.

A.

Adjusted  Gross  Revenue.  For  the  purposes  of  this  Agreement,  Adjusted  Gross  Revenue will be will be defined as cash available to be distributed after Cost of Goods Sold (COGS).

B.

Cash Earn-Out Schedule.

i.

La Frontera will be paid ten (10%) percent of the Adjusted Gross

Revenue up to one million ($1,000,000) dollars net monies received from the sale of QOLPOM Hardware and Monitoring services; and

ii.

La Frontera will be paid seven (7%) percent of the Adjusted Gross

Revenue after it has received one million ($1,000,000) dollars of net monies received from the sale of QOLPOM Hardware and monitoring services.

2.8

Royalty  Fee.     La  Frontera  will  receive  a  Royalty  Fee  equal  to  three  (3%)  percent  of  the gross  revenue  generated  from  the  sale  of  QOLPOM  hardware  and  Service  Fees  associated  with  the monitoring service as defined in Schedule “T”.

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2.9

Key   Management.

Nathan   Bradley   will   enter   into   an   Executive   Employment

Agreement  with  QOLPOM  for  a  period  of  not  less  than  four  (4)  years  from  Closing.   The  BRADLEY

employment agreement is further defined and included in the Agreement as Schedule “P”..

2.10

Payment  of  Cash  Consideration.    The  cash  consideration  of  Two  Million  Dollars  paid

through the Cash Earn-Out defined in Section 2.7 of this Agreement.

2.11

Issuance  of  Equity  Consideration.    The  PARALLAX  Sale  Shares  shall  be  issued  to

Selling Shareholders effective on or before September 30, 2016.

2.12

Selling  Shareholders’  Share  Delivery  Procedure.   The  Selling  Shareholders  shall  deliver

the   certificate   representing   the   QOLPOM   Shares   at   the   Closing   by   delivering   such   certificate   to

PARALLAX  duly  executed  and  endorsed  in  blank  (or  accompanied  by  duly  executed  stock  powers endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable,

with  all  stock  transfer  and  any  other  required  documentary  stamps  affixed  thereto,  and  with  appropriate instructions to allow the transfer agent to transfer the QOLPOM Shares to the name of PARALLAX.

2.13

PARALLAX’s   Share   Delivery   Procedure.      PARALLAX   shall   deliver   to   Selling

Shareholders  on  or  before  September  30,  2016  and  after  the  Closing  the  certificate  representing  the

PARALLAX  Sale  Shares  by  delivering  such  certificate  to  Selling  Shareholders  or  Selling  Shareholders’

attorney,  duly  executed  and  endorsed  in  blank  (or  accompanied  by  duly  executed  stock  powers  endorsed in  blank),  in  each  case  in  proper  form  for  transfer,  with  signatures  guaranteed,  and,  if  applicable,  with  all

stock   transfer   and   any   other   required   documentary   stamps   affixed   thereto,   and   with   appropriate

instructions  to  allow  the  transfer  agent  to  transfer  the  PARALLAX  Sale  Shares  to  the  name  of  Selling

Shareholders.

2.14

Closing  Date.  A  date  mutually  agreed  upon  by  the  Parties  hereto  in  writing  following  the satisfaction  or  waiver  by  PARALLAX  and  Selling  Shareholders  of  the  conditions  precedent  specified herein, such date to be in any event no later than September 30, 2016.

2.15

Restricted  Shares.   Selling  Shareholders  acknowledges  that  the  PARALLAX  Sale  Shares will  have  such  hold  periods  as  are  required  under  applicable  securities  laws  and  as  a  result  may  not  be sold,  transferred  or  otherwise  disposed  of,  except  pursuant  to  an  effective  registration  statement  under  the

Securities  Act,  or  pursuant  to  an  exemption  from,  or  in  a  transaction  not  subject  to  the  registration requirements of the Securities Act, and in each case only in accordance with all applicable securities laws.

2.16

Exemptions.   Selling  Shareholders  acknowledges  that  PARALLAX  has  advised  Selling

Shareholders  that  PARALLAX  is  relying  upon  the  representations  and  warranties  of  Selling  Shareholders

set   out   in   the   US   Certificate   to   issue   the   PARALLAX   Sale   Shares   under   an   exemption   from   the

prospectus and registration requirements of the 1933 Act and, as a consequence, certain protections, rights and  remedies  provided  by  the  1933  Act,  including  statutory  rights  of  rescission  or  damages,  will  not  be available to Selling Shareholders.

2.17

QOLPOM  Bank  Accounts.   The  parties  agree  that  the  funds  in  any  current  bank  accounts of  Selling  Entity  will  remain  in  place  as  corporate  bank  accounts  and  acknowledge  that  PARALLAX

Chief Financial Officer, Calli Bucci will become a signatory to the corporate bank accounts of QOLPOM.

2.18

Non-Compete.   As  part  of  the  consideration,  Selling  Shareholders  agrees  that  as  of  the

Closing  Date  and  through  September  30,  2020  Bradley  will  work  exclusively  for  PARALLAX  pursuant to  that  document  titled  Employment  Agreement  made  between  PARALLAX  and  BRADLEY  effective  as of  September  30,  2016  and  will  not  provide  services  for  any  other  entity  that  provides  remote  healthcare

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monitoring  or  related  services,  without  written  approval  from  the  President  of  PARALLAX.  Selling

Shareholders  acknowledges that because of Selling Shareholders’  position, Selling Shareholders  will have access  to  material  intellectual  property  and  Confidential  Information.  Selling  Shareholders  shall  not,  for

Selling  Shareholders  or  any  third  party,  directly  or  indirectly  through  September  30,  2020  (a)  divert  or attempt to divert from  PARALLAX any business of any kind, including without limitation the solicitation of  or  interference  with  any  of  its  customers,  clients,  members,  business  partners  or  suppliers,  or  (b) solicit or  otherwise  induce  any  person  employed  by  the  PARALLAX  to  terminate  his  or  her  employment  with

PARALLAX.

2.19

Product  Sourcing  Agreements.   The  parties  agree  that  the  acquisition  of  certain  products on  satisfactory  terms  is  integral  to  the  current  business  of  QOLPOM  and  will  be  integral  to  the  future development  and  expansion  of  the  business  of  QOLPOM.  The  parties  shall  agree  on  the  identity  of  and providers of such products and the  Sellers will cause QOLPOM to enter into product sourcing agreements with  such  providers  on  terms  specified  by  and  satisfactory  to  PARALLAX.  Such  product  sourcing agreements are Material contracts of QOLPOM

3.

REPRESENTATIONS AND WARRANTIES OF SELLERS

As   of   the   Closing,   Sellers   make   the   following   representations   and   warranties   to

PARALLAX,  and  acknowledge  that  PARALLAX  is  relying  upon  such  representations  and  warranties  in

connection   with   the   execution,   delivery   and   performance   of   this   Agreement,   notwithstanding   any

investigation made by or on behalf of PARALLAX.

3.1

Organization  and  Good  Standing.     Selling   Entity  is  a  corporation  or  company   duly

organized,  validly  existing  and  in  good  standing  under  the  laws  of  the  State  of  Arizona  and  has  the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

Complete  and  correct  copies  of  Selling  Entity’s  articles  of  incorporation  or  articles  of  organization,

including   amendments,   and   bylaws   or   operating   agreement,   have   been   disclosed   pursuant   to   this

Agreement and are listed on Schedule “F”.

3.2

Authority.   Sellers  have  all requisite  corporate  power  and  authority  to  execute  and  deliver this Agreement and Sellers’ Documents to be signed by Sellers and to perform their obligations hereunder

and  to  consummate  the  transactions  contemplated  hereby.   Selling  Entity’s  respective  board  of  directors

has   duly   authorized   the   execution   and   delivery   of   each   of   Sellers’   Documents   by   Sellers   and   the

consummation  of  the  transactions  contemplated  hereby.   No  other  corporate  or  shareholder  proceedings

on  the  part  of  Sellers  are  necessary  to  authorize  such  documents  or  to  consummate  the  transactions

contemplated  hereby.   This  Agreement  has  been,  and  the  other  Sellers’  Documents  when  executed  and delivered  by  Sellers  as  contemplated  by  this  Agreement  will  be,  duly  executed  and  delivered  by  Sellers.

This   Agreement   is,   and   the   other   Sellers’   Documents   when   executed   and   delivered   by   Sellers   as

contemplated hereby will be, valid and binding obligations of Sellers enforceable in accordance with their respective terms except as limited by:

(a)

applicable  bankruptcy,  insolvency,  reorganization,  moratorium,  and  other  laws  of  general application affecting enforcement of creditors’ rights generally;

(b)

laws   relating   to   the   availability   of   specific   performance,   injunctive   relief,   or   other

equitable remedies; and

(c)

public policy.

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3.3

Capitalization.   The  QOLPOM  Shares  are  set  forth  on  Schedule  “J”  and  each  have  a  par value  $1.00  per  share  and  have  been  duly  authorized,  are  validly  issued,  were  not  issued  in  violation  of any  pre-emptive  rights  and  are  fully  paid  and  non-assessable,  are  not  subject  to  pre-emptive  rights  and were  issued  in  full  compliance  with  the  laws  of  the  State  of  Arizona  and  each  of  the  Selling  Entity’s

articles  of  incorporation, articles  of  organization, bylaws  and/or  operating  agreement  as  applicable.   There

are   no   outstanding   options,   warrants,   subscriptions,   conversion   rights,   or   other   rights,   agreements,   or

commitments  obligating  Selling  Entity  to  issue  any  additional  common  shares  or  units  of  Selling  Entity’s shares or units, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe

for  or  acquire  from  Selling  Entity  any  shares  or  units.   There  are  no  agreements  purporting  to  restrict  the

transfer  of  the  QOLPOM  Shares,  no  voting  agreements,  shareholders’  agreements,  voting  trusts,  or  other arrangements restricting or affecting the voting of the QOLPOM Shares.

3.4

Shareholder  of  the  Selling  Entity.   As  of  the  Closing  Date, the  Selling  Shareholders  owns all QOLPOM Shares.

3.5

Directors  and  Officers  of  Selling  Entity.    The  duly  elected  or  appointed  directors  and

officers of Selling Entity are as set out in Schedule “C”.

3.6

Corporate  Records  of  Selling  Entity.   The  corporate  records  of  Selling  Entity,  as  required to  be  maintained  by  it  pursuant  to  all  applicable  laws,  are  accurate,  complete  and  current  in  all  Material respects,  and  the  minute  books  of  Selling  Entity  are,  in  all  Material  respects,  correct  and  contain  all records  required  by  all  applicable  laws,  as  applicable,  in  regards  to  all  proceedings,  consents,  actions  and meetings of the shareholders, unit holders and board of directors of Selling Entity.

3.7

Non-Contravention.   The  Parties  acknowledge  and  agree  that  Sellers  are  parties to  certain

Disclosed  Contracts  provided  pursuant  to  this  Agreement,  which  may  contain  various  provisions  or

conditions  that  may  affect  the  Transaction  contemplated  hereunder.    The  Parties  agree  that  they  will

discuss  these  issues  and  that  at  or  prior  to  Closing,  these  issues  will  be  addressed  and  resolved  to  the reasonable  satisfaction  of  the  Parties,  and  any  other  parties  to  the  Contracts,  such  that  the  Transaction  can

be  completed.   Upon  such  satisfaction  by  and  among  the  Parties  and  the  other  parties  to  the  Contracts,

Sellers  represent  that  to  the  best  knowledge  of  Sellers,  neither  the  execution,  delivery  or  performance  of this Agreement, nor the consummation of the Transaction, will:

(a)

conflict  with,  result  in  a  violation  of,  cause  a  default  under  (with  or  without  notice,  lapse of  time  or  both)  or  give  rise  to,  a  right  of  termination,  amendment,  cancellation  or acceleration  of  any  obligation  contained  in  or  the  loss  of  any  Material  benefit  under,  or result in the creation of any lien, security interest, charge or encumbrance upon any of the

Material  properties  or  assets  of  Selling  Entity  under  any  term,  condition  or  provision  of any  loan  or  credit  agreement,  note,  Note,  bond,  mortgage,  indenture,  lease  or  other agreement,  instrument,  permit,  license,  judgment,  order,  decree,  statute,  law,  ordinance,

rule  or  regulation  applicable  to  Selling  Entity,  or  any  of  its  respective  Material  property or assets;

(b)

violate  any  provision  of  the  articles  of  incorporation,  articles  of  organization,  bylaws,

operating  agreement  or  any  other  organizational  documents  of  Selling  Entity  or  any applicable laws; or

(c)

violate  any  order,  writ,  injunction,  decree,  statute,  rule,  or  regulation  of  any  court  or governmental  or  regulatory  authority  applicable  to  Selling  Entity  or  any  of  its  respective

Material property or assets.

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3.8

Actions  and  Proceedings.    To  the  best  knowledge  of  Sellers,  there  is  no  basis  for  and there  is  no  undisclosed  action,  suit,  judgment,  claim,  demand  or  proceeding  outstanding  or  pending,  or threatened  against  or  affecting  Selling  Entity  or  which  involves  any  of  the  business,  or  the  properties  or

Assets  of  Selling  Entity  that,  if  adversely  resolved  or  determined,  would  have  a  Material  Adverse  Effect on the business, operations, Assets, properties, prospects, or conditions of Selling Entity taken as a whole.

There  is  no  reasonable  basis  for  any  claim  or  action  that  based  upon  the  likelihood  of  its  being  asserted and its success if asserted, would have such a Material Adverse Effect on Sellers.

3.9

Environmental.    To  the  best  knowledge  of  Sellers,  Selling  Entity  has  not  violated  any

Environmental  Laws  and  for  greater  certainty,  without  limitation,  to  the  best  knowledge  of  Sellers,  other than as contained in Disclosures provided pursuant to this Agreement:

(a)

Selling  Entity  has,  at  all  times  in  relation  to  its  business,  received,  handled,  used,  stored,

treated,   shipped   and   disposed   at   all   times   of   all   Hazardous   Substances   in   strict

compliance with all Environmental Laws;

(b)

There have been  no  spills, releases, deposits or discharges of Hazardous Substances on  or near the land or premises subject to the Leases;

(c)

Except  as  contained  in  Disclosures  provided  pursuant  to  this  Agreement,  there  are  no underground storage vessels located on land subject to Selling Entity’s Leases;

(d)

No  orders,  directions  or  notices  have  been  issued  under  any  Environmental  Laws  relating to Selling Entity.

3.10

Compliance.

(a)

To the best knowledge of Sellers, Selling  Entity is in  compliance with, is  not in default or violation  in  any  Material  respect  under,  and  has  not  been  charged  with  or  received  any notice  at  any  time  of  any  Material  violation  of  any  statute,  law,  ordinance,  regulation,

rule, decree or other regulation applicable to the business or operations of Selling Entity;

(b)

To  the  best  knowledge  of  Sellers,  Selling  Entity  is  not  subject  to  any  judgment,  order  or decree  entered  in  any  lawsuit  or  proceeding  applicable  to  its  business  and  operations  that would constitute a Material Adverse Effect;

(c)

Selling  Entity  has  duly  filed  all  reports  and  returns  required  to  be  filed  by  it   with

governmental    authorities    and    has    obtained    all    governmental    permits    and    other

governmental  consents,  except  as  may  be  required  after  the  execution  of  this  Agreement.

All  of  such  permits  and  consents  are  in  full  force  and  effect,  and  no  proceedings  for  the suspension  or cancellation  of any  of them, and  no  investigation  relating  to  any  of them, is pending  or  to  the  best  knowledge  of  Sellers,  threatened,  and  none  of  them  will  be adversely affected by the consummation of the Transaction; and

(d)

To the best knowledge of Sellers, Selling Entity has operated in Material compliance with all  laws,  rules,  statutes,  ordinances,  orders  and  regulations  applicable  to  Selling  Entity’s

business.   Sellers  have  not  received  any  notice  of  any  violation  thereof,  nor  are  Sellers aware of any valid basis therefore.

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3.11

Financial   Representations.      Selling   Entity   has   provided   Selling   Entity’s   Financial

Statements  which  are  true,  correct,  and  complete  copies  for  the  three  (3)  months  ending  July  31,  2016  for the Selling Entity’s  Accounting Date which are:

(a)

in accordance with the books and records of Selling Entity;

(b)

present  fairly  the  financial  condition  of  Selling  Entity  as  of  the  respective  dates  indicated

and the results of operations for such periods; and

(c)

have been prepared in accordance with GAAP.

Selling  Entity  has  not  received  any  advice  or  notification  from  its  independent  certified  public accountants  that  Selling  Entity  has  used  any  improper  accounting  practice  that  would  have  the  effect  of not  reflecting  or  incorrectly  reflecting  in  the  Selling  Entity’s  Financial  Statements  or  the  books  and

records  of  Selling  Entity,  any  properties,  assets,  Liabilities,  revenues,  or  expenses.   The  books,  records,

and  accounts  of  Selling  Entity  accurately  and  fairly  reflect,  in  reasonable  detail,  the  assets  and  Liabilities

of  Selling  Entity.    Selling  Entity  has  not  engaged  in  any  transaction,  maintained  any  bank  account,  or used  any  funds  of  Selling  Entity,  except  for  transactions,  bank  accounts,  and  funds,  which  have  been  and are reflected in the normally maintained books and records of Selling Entity.

3.12

Absence  of  Undisclosed  Liabilities.    Except  as  contained  in  Selling  Entity’s  Financial

Statements,   Schedules   and   Disclosures   provided   pursuant   to   this   Agreement,   Selling   Entity   has   no

Material  Liabilities  or  obligations  either  direct  or  indirect,  matured  or  unmatured,  absolute,  contingent  or otherwise, which:

(a)

are  not  set  forth  in  Selling  Entity’s  Financial  Statements  or  have  not  heretofore  been  paid or discharged;

(b)

did  not  arise  in  the  regular  and  ordinary  course  of  business  under  any  written  agreement,

contract, commitment, lease or plan; or

(c)

have  not  been  incurred  in  amounts  and  pursuant  to  practices  consistent  with  past  business practice,  in  or  as  a  result  of  the  regular  and  ordinary  course  of  its  business  since  the  date of the last Selling Entity’s Financial Statements.

3.13

Tax Matters.

(a)

Other  than  as  has  been  Disclosed  pursuant  to  this  Agreement,  Selling  Entity  is  not presently  under,  and  has  not  received  notice  of,  any  contemplated  investigation  or  audit by  the  IRS  or  any  foreign  or  state  taxing  authority  concerning  any  fiscal  year  or  period ended prior to the date hereof;

(b)

All  Taxes  required  to  be  withheld  on  or  prior  to  the  date  hereof  from  employees  for income  taxes,  social  security  taxes,  unemployment  taxes  and  other  similar  withholding taxes  have  been  properly  withheld  and,  if  required  on  or  prior  to  the  date  hereof,  have been deposited with the appropriate governmental agency; and

To  the  best  knowledge  of  Sellers,  other  than  as  has  been  Disclosed  pursuant  to  this

Agreement,  the  Selling  Entity’s  Financial  Statements  contain  full  provision  for  all  Taxes including  any  deferred  taxes  that  may  be  assessed  to  Selling  Entity  for  the  accounting period ended on the Selling Entity’s  Accounting Date or for any prior period in respect of

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any  transaction,  event  or  omission  occurring,  or  any  profit  earned,  on  or  prior  to  the

Selling  Entity’s  Accounting  Date  or  for  any  profit  earned  by  Selling  Entity  on  or  prior  to the  Selling  Entity’s  Accounting  Date  or  for  which  Selling  Entity  are  accountable  up  to such  date,  and  all  contingent  Liabilities  for  Taxes  have  been  provided  for  or  Disclosed pursuant to this Agreement in the Selling Entity’s Financial Statements.

3.14

Filings,  Consents  and  Approvals.    No  filing  or  registration  with,  no  notice  to  and  no permit,  authorization,  consent,  or  approval  of,  any  public  or  governmental  body  or  authority  or  other person  or  entity  is  necessary  for  the  consummation  by  Sellers  of  the  Transaction  contemplated  by  this

Agreement  or  to  enable  PARALLAX  to  continue  to  conduct  Selling  Entity’s  business  after  the  Closing

Date in a manner which is consistent with that in which the business is presently conducted.

3.15

Personal  Property.    Selling  Entity  possesses,  and  has  good  and  marketable  title  of  all property  necessary  for  the  continued  operation  of  the  business  of  Selling  Entity  as  presently  conducted

and  as  represented  to  PARALLAX.   All  such  property  is  used  in  the  business  of  Selling  Entity.   All  such

property  is  in  reasonably  good  operating  condition  (normal  wear  and  tear  excepted),  and  is  reasonably  fit

for  the  purposes  for  which  such  property  is  presently  used.   Other  than  as  contained  in  the  Disclosures

provided   pursuant   to   this   Agreement,   all   equipment,   furniture,   fixtures   and   other   tangible   personal

property  and  assets  owned  or  leased  by  Selling  Entity  is  owned  by  Selling  Entity  free  and  clear  of  all liens, security interests, charges, encumbrances, and other adverse claims.

3.16

Intellectual Property.  To the best of knowledge of Sellers:

(a)

Intellectual  Property  Assets.   As  set  out  in  Schedule  “G”,  Selling  Entity  owns  or  holds  an interest  in  all  Intellectual  Property  Assets  necessary  for  the  operation  of  the  business  of

Selling  Entity  as  it  is  currently  conducted,  including  all  Marks,  Patents,  Copyrights  and

Trade Secrets.

(b)

Agreements.      Schedule   “U”   contains   a   complete   and   accurate   list   and   summary

description,  including  any  royalties  paid  or  received  by  Selling  Entity,  of  all  Contracts and  agreements  relating  to  the  Intellectual  Property  Assets  to  which  Selling  Entity  is  a party  or  by  which  Selling  Entity  is  bound,  except  for  any  license  implied  by  the  sale  of  a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Selling Entity is the licensee.  To the best knowledge of  Sellers,  there  are  no  outstanding  or  threatened  disputes  or  disagreements  with  respect

to   any   such   license   agreement   other   than   as   contained   in   the   Disclosures   provided

pursuant to this Agreement.

(c)

Intellectual  Property  and  Know-How  Necessary  for  the  Business.   Except  as  set  forth  in

Schedule “U” and as Disclosed pursuant to this Agreement, Selling  Entity is the  owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of  all  liens,  security  interests,  charges,  encumbrances,  and  other  adverse  claims,  and  has the  right  to  use,  without  payment  to  a  third  party,  all  of  the  Intellectual  Property  Assets.

Other  than  as  has  been  disclosed  pursuant  to  this  Agreement,  no  employee,  director,

officer  or  shareholder  of  Selling  Entity  owns,  directly  or  indirectly,  in  whole  or  in  part,

any  Intellectual  Property  Asset,  which  Selling  Entity  is  presently  using  or  which  is

necessary  for  the  conduct  of  its  business.   To  the  best  knowledge  of  Sellers,  no  employee

or  contractor  of  Selling  Entity  has  entered  into  any  contract  or  agreement  that  restricts  or limits  in  any  way  the  scope  or  type  of  work  in  which  the  employee  may  be  engaged  or requires  the  employee  to  transfer,  assign,  or  disclose  information  concerning  his  work  to anyone other than Selling Entity.

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(d)

Patents.   Sellers  do  not  hold  any  right,  title  or  interest  in  and  to  any  Patent  not  already disclosed to PARALLAX, and Sellers have not filed any patent application with any third

party  not  already  disclosed  to  PARALLAX.   To  the  best  knowledge  of  Sellers,  none  of

the  products  manufactured  and  sold,  nor  any  process  or  know-how  used  by  Selling  Entity infringes  or  is  alleged  to  infringe  any  patent  or  other  patent  proprietary  right  of  any  other person  or  entity  other  than  as  contained  in  the  Disclosures  provided  pursuant  to  this

Agreement.

(e)

Trademarks.    Selling  Entity  holds  title  and  interest  in  a  Mark  and  Selling  Entity  has registered  and  filed  an  application  to  register  the  Mark  with  the  United  States  Patent  and

Trademark  Office.   To  the  best  knowledge  of  Sellers,  none  of  the  Marks,  if  any,  used  by

Selling  Entity  infringes  or  is  alleged  to  infringe  any  trade  name,  trademark,  or  service mark  of  any  third  party  other  than  as  contained  in  the  Disclosures  provided  pursuant  to this Agreement.

(f)

Copyrights.   Sellers  do  not  hold  any  right,  title  or  interest  in  and  to  any  Copyright,  which has  been  filed  with  the  United  States  Copyright  Office  that  has  not  been  disclosed  to

PARALLAX, and Sellers have not filed any copyright application with any third party.

(g)

Trade  Secrets.   Each  Seller  has  taken  all  reasonable  precautions  to  protect  the  secrecy,

confidentiality,  and  value  of  its  Trade  Secrets.    Selling  Entity  has  good  title  and  an

absolute  right  to  use  the  Trade  Secrets.    The  Trade  Secrets  are  not  part  of  the  public

knowledge  or  literature,  and  to  the  best  knowledge  of  Sellers,  have  not  been  used,

divulged,  or  appropriated  either  for  the  benefit  of  any  person  or  entity  or  to  the  detriment

of Selling  Entity.   No  Trade  Secret is  subject to  any  adverse  claim  or has  been  challenged or threatened in any way.

(h)

Licensed  Intellectual  Property.   Sellers  are  the  licensees  of  various  patents,  trademarks and copyrights, all of which are set forth in Schedule “G”.

3.17

Employees  and  Consultants.   All  employees  and  consultants  of  Selling  Entity  have  been paid  all  salaries,  wages,  income  and  any  other  sum  due  and  owing  to  them  by  Selling  Entity  at  the  end  of

the  most  recent  completed  pay  period.   Sellers  are  not  aware  of  any  Labor  conflict  with  any  employees

that  might  reasonably  be  expected  to  have  a  Material  Adverse  Effect  on  Selling  Entity.    To  the  best

knowledge  of  Sellers,  no  employee  of  Selling  Entity  is  in  violation  of  any  term  of  any  employment

contract,   non-disclosure   agreement,   non-competition   agreement   or   any   other   contract   or   agreement

relating  to  the  relationship  of  such  employee  with  Selling  Entity  or  any  other  nature  of  the  business conducted or to be conducted by Selling Entity.

3.18

Real  Property.   Selling  Entity  does  not  own  any  real  property  of  material  value.   Each  of

the  Leases  to  which  Selling  Entity  is  a  party  or  is  bound,  is  legal,  valid,  binding,  enforceable  and  in  full

force  and  effect  in  all  material  respects.   All  rental  and  other  payments  required  to  be  paid  by  Selling

Entity  pursuant  to  any  such  Leases  have  been  duly  paid  and  no  event  has  occurred  which,  upon  the passing  of  time,  the  giving  of  notice,  or  both,  would  constitute  a  breach  or  default  by  any  Party  under  any

of  the  Leases.    The  Leases  will  continue  to  be  legal,  valid,  binding,  enforceable  and  in  full  force  and effect  on  identical  terms  following  the  Closing  Date  unless  otherwise  renegotiated  by  PARALLAX.

Selling  Entity  has  not  assigned,  transferred,  conveyed,  mortgaged,  deeded  in  trust,  or  encumbered  any interest in the Leases or the leasehold property pursuant thereto.

3.19

Material  Contracts  and  Transactions.   Schedule  “U”  attached  hereto  lists  each  Material

Contract  to  which  Selling  Entity  is  a  party.   Each  Contract  is  in  full  force  and  effect,  and  there  exists  no

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Material  breach  or  violation  of  or  default  by  Selling  Entity  under  any  Contract,  or  any  event  that  with notice  or  the  lapse  of  time,  or  both,  will  create  a  Material  breach  or  violation  thereof  or  default  under  any

Contract  by  Selling  Entity.     Other  than  as  Disclosed  pursuant  to  this  Agreement,  the  continuation,

validity,  and  effectiveness  of  each  Contract  will  in  no  way  be  affected  by  the  consummation  of  the

Transaction  and  there  exists  no  actual  or  threatened  termination,  cancellation,  or  limitation  of,  or  any amendment, modification, or change to any Contract.

3.20

Certain  Transactions.   Selling  Entity  is  not  a  guarantor  or  indemnitor  of  any  indebtedness of any third party, including any person, firm or corporation.

3.21

No Brokers.   Selling  Entity has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction.

3.22

Completeness of Disclosure.   No representation or warranty by Sellers in this Agreement,

nor  any  certificate,  Schedule,  statement,  document  or  instrument  furnished  or  to  be  furnished  to  Sellers pursuant  hereto,  contains  or  will,  to  the  best  of  Seller’s  knowledge,  contain  any  untrue  or  misleading statement of a Material fact or omit or will omit to state a Material fact required to be stated herein.

3.23

Absence  of  Certain  Changes  or  Events.   Other  than  as  set  forth  in  this  Agreement  or  the

Schedules,  or  as  contained  in  the  Disclosures  provided  pursuant  to  this  Agreement,  since  the  Selling

Entity’s  Accounting  Date,  there  has  been  no  Material  change  in  the  business  and  assets  of  Selling  Entity and  to  the  best  knowledge  of  Selling  Entity’s  management,  Selling  Entity  has  not  become  subject  to  any law  or  regulation  which  Materially  and  adversely  affects,  or  in  the  future  may  adversely  affect  the business, operations, properties, assets, or condition of Selling Entity.

3.24

PARALLAX    Requests.

Sellers    represent    that    they    have    responded    to    all    of

PARALLAX’s  requests  for  information  and  Disclosures  to  the  best  of  their  knowledge  and  agree  to supplement their responses and Disclosures if additional information is received.

4.

REPRESENTATIONS AND WARRANTIES OF PARALLAX

As  of  the  Closing,  PARALLAX  represents  and  warrants  to  Sellers,  and  acknowledges  that  Sellers  are

relying   upon   such   representations   and   warranties   in   connection   with   the   execution,   delivery   and

performance  of  this  Agreement,  notwithstanding  any  investigation  made  by  or  on  behalf  of  Sellers,  as follows:

4.1

Organization  and  Good  Standing.   PARALLAX  is  duly  incorporated,  organized,  validly

existing  and  in  good  standing  under  the  laws  of  the  State  of  Nevada  and  has  all  requisite  corporate  power

and  authority  to  own,  lease  and  to  carry  on  its  business  as  now  being  conducted.    PARALLAX  is

qualified  to  do  business  and  is  in  good  standing  as  a  foreign  corporation  in  each  of  the  jurisdictions  in which it does business, or is otherwise required to do so, where the failure to be so qualified would have a

Material Adverse Effect on the businesses, operations, or financial condition of PARALLAX.

4.2

Authority.   PARALLAX  has  all  requisite  corporate  power  and  authority  to  execute  and deliver  this  Agreement  and  the  PARALLAX  Documents  to  be  signed  by  PARALLAX  and  to  perform  its

obligations  hereunder  and  to  consummate  the  transactions  contemplated  hereby.    The  execution  and

delivery  of  each  of  the  PARALLAX  Documents  by PARALLAX  and  the  consummation  by  PARALLAX of  the  transactions  contemplated  hereby  have  been  duly  authorized  by  its  board  of  directors  and  no  other

corporate   or   shareholder   proceedings   on   the   part   of   PARALLAX   is   necessary   to   authorize   such

documents  or  to  consummate  the  transactions  contemplated  hereby.   This  Agreement  has  been,  and  the

other  PARALLAX  Documents  when  executed  and  delivered  by  PARALLAX  as  contemplated  by  this

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Agreement  will  be,  duly  executed  and  delivered  by  PARALLAX  and  this  Agreement  is,  and  the  other

PARALLAX  Documents  when  executed  and  delivered  by  PARALLAX,  as  contemplated  hereby  will  be,

valid  and  binding  obligations  of  PARALLAX  enforceable  in  accordance  with  their  respective  terms,

except as limited by:

(a)

applicable  bankruptcy,  insolvency,  reorganization,  moratorium,  and  other  laws  of  general application affecting enforcement of creditors’ rights generally;

(b)

laws   relating   to   the   availability   of   specific   performance,   injunctive   relief,   or   other

equitable remedies; and

(c)

public policy.

4.3

Capitalization  of  PARALLAX.   The  authorized  capital  stock  and  other  equity  securities of  PARALLAX  consists  of  Two  Hundred  and  Fifty  Million  (250,000,000)  shares  of  the  PARALLAX

Common  Stock  and  Ten  Million  (10,000,000)  shares  of  preferred  stock.    As  of  August  3,  2016,  there

were,  One  Hundred  Million  Five  Hundred  and  Sixty-Six  Thousand  and  Seven  Hundred  and  Seventy-Four

(100,566,774)  shares  of  Common  stock  and  outstanding  with  a  par  value  of  $0.001  and  outstanding  with

Eight  Hundred  and  Twenty  Three  Thousand  Six  Hundred  and  Ninety  One  Shares  of  Preferred  stock issued.

With  the  exception  of  Shares  in  the  amount  of  11,459,279,  which  were  authorized  and  issued pursuant  to  a  Common  Stock  Purchase  Agreement  entered  into  by  the  Company  on  December  31,  2013,

but  were  never  paid  for  and  are  currently  deemed  by  the  Company  to  be  invalid  and  as  such  are  not included  on  its  capitalization  table  for  issued  and  outstanding  stock,  all  of  the  issued  and  outstanding shares  of  PARALLAX  Common  Stock  have  been  duly  authorized,  are  validly  issued,  were  not  issued  in violation  of  any  pre-emptive  rights  and  are  fully  paid  and  non-assessable,  are  not  subject  to  pre-emptive rights  and  were  issued  in  full  compliance  with  all  federal,  state,  and  local  laws,  rules  and  regulations.

Except  as  stated  herein,  there  are  no  other  outstanding  options,  warrants,  subscriptions,  phantom  shares,

conversion  rights,  or  other  rights,  agreements,  or  commitments  obligating  PARALLAX  to  issue  any additional  shares  of  PARALLAX  Common  Stock,  or  any  other  securities  convertible  into,  exchangeable for,  or  evidencing  the  right  to  subscribe  for  or  acquire  from  PARALLAX  any  shares  of  PARALLAX

Common  Stock  as  of  the  date  of  this  Agreement.    There  are  no  agreements  purporting  to  restrict  the

transfer  of  the  PARALLAX  Common  Stock,  no  voting  agreements,  voting  trusts,  or  other  arrangements restricting or affecting the voting of the PARALLAX Common Stock.

4.4

Directors  and  Officers  of  PARALLAX.    The  duly  elected  or  appointed  directors  and

officers of PARALLAX are as listed on Schedule “M”.

4.5

Corporate  Records  of  PARALLAX.   The  corporate  records  of  PARALLAX,  as  required

to  be  maintained  by  it  pursuant  to  the  laws  of  the  State  of  Nevada,  are  accurate,  complete  and  current  in all material respects, and  the  minute  book  of  PARALLAX is, in  all material respects, correct and  contains all  material  records  required  by  the  law  of  the  State  of  Nevada  in  regards  to  all  proceedings,  consents,

actions and meetings of the shareholders and the board of directors of PARALLAX.

4.6

Non-Contravention.   Neither  the  execution,  delivery  or  performance  of  this  Agreement,

nor the consummation of the Transaction, will:

(a)

conflict  with,  result  in  a  violation  of,  cause  a  default  under  (with  or  without  notice,  lapse of  time  or  both)  or  give  rise  to  a  right  of  termination,  amendment,  cancellation  or acceleration  of  any  obligation  contained  in  or  the  loss  of  any  Material  benefit  under,  or

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result in the creation of any lien, security interest, charge or encumbrance upon any of the

Material  properties  or  assets  of  PARALLAX  under  any  term,  condition  or  provision  of any  loan  or  credit  agreement,  note,  Note,  bond,  mortgage,  indenture,  lease  or  other agreement,  instrument,  permit,  license,  judgment,  order,  decree,  statute,  law,  ordinance,

rule or regulation applicable to PARALLAX or any of its Material property or assets;

(b)

violate    any    provision    of    the    applicable    incorporation    or    charter    documents    of

PARALLAX, or any applicable law; or

(c)

violate  any  order,  writ,  injunction,  decree,  statute,  rule,  or  regulation  of  any  court  or governmental  or  regulatory  authority  applicable  to  PARALLAX  or  any  of  its  Material property or assets.

4.7

Validity    of   PARALLAX    Common    Stock    Issuable    upon    the    Transaction.

The

PARALLAX  Sale  Shares  to  be  issued  to  Selling  Shareholders  upon  consummation  of  the  Transaction  in accordance  with  this  Agreement  will,  upon  issuance,  have  been  duly  and  validly  authorized  and,  when  so issued  in  accordance  with  the  terms  of  this  Agreement,  will  be  duly  and  validly  issued,  fully  paid  and non-assessable.

4.8

Actions  and  Proceedings.    To  the  best  knowledge  of  PARALLAX,  there  is  no  claim,

charge,  arbitration,  grievance,  action,  suit,  investigation  or  proceeding  by  or  before  any  federal  or  state

court,   arbiter,   administrative   agency   or   other   governmental   authority   now   pending   or,   to   the   best

knowledge  of  PARALLAX,  threatened  against  PARALLAX  which  involves  any  of  the  stock,  business,

or  the  properties  or  assets  of  PARALLAX  that,  if  adversely  resolved  or  determined,  would  have  a

Material   Adverse   Effect   on   the   business,   operations,   assets,   properties,   prospects   or   conditions   of

PARALLAX  taken  as  a  whole,  other  than  the  lawsuit  disclosed  to  Selling  Shareholders  brought  against

PARALLAX  by  the  former  owner  of  Roxsan  Pharmacy,  Inc.  Shahla  Melamed,  and  the  lawsuit  brought

against  Shahla  Melamed  by  PARALLAX.    Management  believes  that  there  is  no  reasonable  basis  for

Shahla  Melamed’s  claim  or  action  that,  based  upon  the  likelihood  of  it  being  asserted  and  its  success  if asserted, would have such a Material Adverse Effect on PARALLAX.

4.9

Compliance.

(a)

To  the  best  knowledge  of  PARALLAX,  PARALLAX  is  in  compliance  with,  is  not  in default  or  violation  in  any  Material  respect  under,  and  has  not  been  charged  with  or received  any  notice  at  any  time  of  any  Material  violation  of  any  statute,  law,  ordinance,

regulation,  rule,  decree  or  other  applicable  regulation  to  the  business  or  operations  of

PARALLAX,  with  the  exception  of  those  violations,  that  include  the  delinquency  in timely filing of SEC reporting obligations, that has been disclosed to the Seller;

(b)

To  the  best  knowledge  of  PARALLAX,  PARALLAX  is  not  subject  to  any  judgment,

order  or  decree  entered  in  any  lawsuit  or  proceeding  applicable  to  its  business  and operations that would constitute a Material Adverse Effect;

(c)

PARALLAX   has   duly   filed   all   reports   and   returns   required   to   be   filed   by   it   with

governmental    authorities    and    has    obtained    all    governmental    permits    and    other

governmental  consents,  except  as  may  be  required  after  the  execution  of  this  Agreement.

All  of  such  permits  and  consents  are  in  full  force  and  effect,  and  no  proceedings  for  the suspension  or cancellation  of any  of them, and  no  investigation  relating  to  any  of them, is pending  or  to  the  best  knowledge  of  PARALLAX,  threatened,  and  none  of  them  will  be affected in a Material adverse manner by the consummation of the Transaction; and

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(d)

To   the   best   knowledge   of   PARALLAX,   PARALLAX   has   operated   in   Material

compliance  with  all  laws,  rules,  statutes,  ordinances,  orders  and  regulations  applicable  to

its  business.    PARALLAX  has  not  received  any  notice  of  any  violation  thereof,  nor  is

PARALLAX aware of any valid basis therefore.

4.10

Filings,  Consents  and  Approvals.    No  filing  or  registration  with,  no  notice  to  and  no permit,  authorization,  consent,  or  approval  of  any  public  or  governmental  body  or  authority  or  other person  or  entity  is  necessary  for  the  consummation  by  PARALLAX  of  the  Transaction  contemplated  by this  Agreement  to  continue  to  conduct  its  business  after  the  Closing  Date  in  a  manner  which  is  consistent with that in which it is presently conducted.

4.11

SEC  Filings.   PARALLAX  has  furnished  or  made  available  to  Sellers  the  PARALLAX

SEC  Documents.  As  of  their  respective  dates,  to  the  best  knowledge  of  PARALLAX,  the  PARALLAX

SEC  Documents  complied  in  all  material  respects  with  the  requirements  of  the  Securities  Act,  or  the

Exchange  Act,  as  the  case  may  be,  and  the  rules  and  regulations  of  the  SEC  thereunder  applicable  to  such

PARALLAX  SEC  Documents,  with  the  exception  of  those  violations,  that  include  the  delinquency  in

timely  filing  of  SEC  reporting  obligations,  that  has  been  disclosed  to  the  Seller.   The  PARALLAX  SEC

Documents  constitute  all  of  the  documents  and  reports  that  PARALLAX  was  required  to  file  with  the

SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.12

Financial  Representations.    Included  with  the  PARALLAX  SEC  Documents  are  true,

correct,  and  complete  copies  of  audited  and/or  unaudited  Financial  Statements  for  PARALLAX  and

ROXSAN for the interim periods 2013, 2014 and 2015, which are:

(a)

in accordance with the books and records of PARALLAX;

(b)

present  fairly  the  financial  condition  of  PARALLAX  as  of  the  respective  dates  indicated

and the results of operations for such periods; and

(c)

have been prepared in accordance with GAAP.

PARALLAX  has not received any advice or notification from  its independent certified public accountants that  PARALLAX  has  used  any  improper  accounting  practice  that  would  have  the  effect  of  not  reflecting

or   incorrectly   reflecting   in   the   PARALLAX   Financial   Statements   or   the   books   and   records   of

PARALLAX,  any  properties,  assets,  Liabilities,  revenues,  or  expenses.   The  books,  records,  and  accounts

of   PARALLAX   accurately   and   fairly   reflect,   in   reasonable   detail,   the   assets,   and   Liabilities   of

PARALLAX.   PARALLAX  has  not  engaged  in  any  transaction,  maintained  any  bank  account,  or  used any  funds  of  PARALLAX,  except  for  transactions,  bank  accounts,  and  funds,  which  have  been  and  are reflected in the normally maintained books and records of PARALLAX.

4.13

Absence  of  Undisclosed  Liabilities.    Except  as  Disclosed  in  this  Agreement  and  the

PARALLAX  SEC  Documents,  PARALLAX  has  no  Material  Liabilities  or  obligations  either  direct  or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)

are  not  set  forth  in  the  PARALLAX  Financial  Statements  or  have  not  heretofore  been paid or discharged;

(b)

did   not   arise   in   the   regular   and   ordinary   course   of   business   under   any   agreement,

contract, commitment, lease or plan specifically provided in writing to PARALLAX; or

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(c)

have  not  been  incurred  in  amounts  and  pursuant  to  practices  consistent  with  past  business practice,  in  or  as  a  result  of  the  regular  and  ordinary  course  of  its  business  since  the  date of the last PARALLAX Financial Statements.

4.14

Tax Matters.

(a)

PARALLAX  is  not  presently  under  and  has  not  received  notice  of,  any  contemplated investigation  or  audit  by  the  Internal  Revenue  Service  or  any  foreign  or  state  taxing authority concerning any fiscal year or period ended prior to the date hereof;

(b)

To  the  best  knowledge  of  PARALLAX,  all  Taxes  required  to  be  withheld  on  or  prior  to the  date  hereof,  including  but  not  limited  to,  those  pertaining  to  employees  for  income taxes,  social  security  taxes,  unemployment  taxes  and  other  similar  withholding  taxes,

have  been  properly  withheld  and,  if  required  on  or  prior  to  the  date  hereof,  have  been deposited with the appropriate governmental agency; and

(c)

To  the  best  knowledge  of  PARALLAX,  the  PARALLAX  Financial  Statements  contain

full   provision   for   all   Taxes   including   any   deferred   taxes   that   may   be   assessed   to

PARALLAX  for  the  accounting  period  ended  on  the  PARALLAX  Accounting  Date  or for  any  prior  period  in  respect  of  any  transaction,  event  or  omission  occurring,  or  any profit earned, on or prior to the PARALLAX  Accounting Date or for any profit earned by

PARALLAX  on  or  prior  to  the  PARALLAX  Accounting  Date  or  for  which  PARALLAX is  accountable  up  to  such  date and  all contingent Liabilities  for Taxes  have  been  provided for or Disclosed in the PARALLAX Financial Statements.

4.15

Absence  of  Changes.   Since  the  PARALLAX  Accounting  Date,  except  as  Disclosed  in

the   PARALLAX   SEC   Documents   and   or   as   Disclosed   to   Sellers   pursuant   to   this   Agreement,

PARALLAX has not:

(a)

incurred  any  Liabilities,  other  than  Liabilities  incurred  in  the  ordinary  course  of  business consistent  with  past  practice,  or  discharged  or  satisfied  any  lien  or  encumbrance,  or  paid any  Liabilities, other  than  in  the  ordinary  course  of  business  consistent  with  past  practice,

or  failed  to  pay  or  discharge  when  due  any  Liabilities  of  which  the  failure  to  pay  or discharge  has  caused  or  will  cause  any  Material  damage  or  risk  of  Material  loss  to  it  or any of its assets or properties;

(b)

sold, encumbered, assigned or transferred any Material fixed assets or properties;

(c)

created,   incurred,   assumed   or   guaranteed   any   indebtedness   for   money   borrowed,   or

mortgaged,  pledged  or  subjected  any  of  the  Material  assets  or  properties  of  PARALLAX

to   any   mortgage,   lien,   pledge,   security   interest,   conditional   sales   contract   or   other

encumbrance of any nature whatsoever;

(d)

made  or  suffered  any  amendment  or  termination  of  any  Material  agreement,  contract,

commitment,  lease  or  plan  to  which  it  is  a  party  or  by  which  it  is  bound,  or  cancelled,

modified  or  waived  any  substantial  debts  or  claims  held  by  it  or  waived  any  rights  of substantial value, other than in the ordinary course of business;

(e)

declared,  set  aside  or  paid  any  dividend  or  made  or  agreed  to  make  any  other  distribution or  payment  in  respect  of  its  capital  shares  or  redeemed,  purchased  or  otherwise  acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

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(f)

suffered  any  damage,  destruction  or  loss,  whether  or  not  covered  by  insurance,  that

Materially and adversely effects its business, operations, assets, properties or prospects;

(g)

suffered   any   Material   adverse   change   in   its   business,   operations,   assets,   properties,

prospects or condition (financial or otherwise);

(h)

received  notice  or  had  knowledge  of  any  actual  or  threatened  labor  trouble,  termination,

resignation,  strike  or  other  occurrence,  event  or  condition  of  any  similar  character  which has  had  or  might  have  an  adverse  effect  on  its  business,  operations,  assets,  properties  or prospects;

(i)

made   commitments   or   agreements   for   capital   expenditures   or   capital   additions   or

betterments exceeding in the aggregate $1,000;

(j)

other than in the ordinary course of business, increased the salaries or other compensation

of,   or   made   any   advance   (excluding   advances   for   ordinary   and   necessary   business

expenses)  or  loan  to,  any  of  its  employees  or  directors  or  made  any  increase  in,  or  any addition to, other benefits to which any of its employees or directors may be entitled;

(k)

entered  into  any  transaction  other  than  in  the  ordinary  course  of  business  consistent  with past practice; or

(l)

agreed, whether in writing or orally, to do any of the foregoing.

4.16

Absence  of  Certain  Events.   Since  the  PARALLAX  Accounting  Date,  except  as  and  to the extent Disclosed in the PARALLAX SEC Documents, there has not been:

(a)

any PARALLAX Material Adverse Effect; or

(b)

any Material change by PARALLAX in its accounting methods, principles or practices.

4.17

No  Brokers.   PARALLAX  has  not  incurred  any  obligation  or  Liability  to  any  party  for

any   brokerage   fees,   agent’s   commissions,   or   finder’s   fees   in   connection   with   the   Transaction

contemplated by this Agreement.

4.18

Internal  Accounting  Controls.    PARALLAX  maintains  a  system  of  internal  accounting

controls  sufficient  to  provide  reasonable  assurance  that  (i)  transactions  are  executed  in  accordance  with management’s  general  or  specific  authorizations,  (ii)  transactions  are  recorded  as  necessary  to  permit preparation  of  financial  statements  in  conformity  with  GAAP  and  to  maintain  asset  accountability,  (iii)

access  to  assets  is  permitted  only  in  accordance  with  management’s  general  or  specific  authorization,  and

(iv)  the  recorded  accountability  for  assets  is  compared  with  the  existing  assets  at  reasonable  intervals  and

appropriate  action  is  taken  with  respect  to  any  differences.    PARALLAX’s  certifying  officers  have

evaluated   the   effectiveness   of   PARALLAX’s   controls   and   procedures   as   of   the   Evaluation   Date.

PARALLAX  presented  in  its  most  recently  filed  Form  10-K  the  conclusions  of  the  certifying  officers about  the  effectiveness  of  the  disclosure  controls  and  procedures  based  on  their  evaluations  as  of  the

Evaluation  Date.   Since  the  Evaluation  Date,  there  have  been  no  significant  changes  in  PARALLAX’s

internal   controls   or,   to   PARALLAX’s   knowledge,   in   other   factors   that   could   significantly   affect

PARALLAX’s internal controls.

4.19

Public   Listing.      PARALLAX   is   currently   quoted   on   the   OTC   Quotation   Board

(“OTCQB”) under the symbol “PRLX”.

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4.20

Application  of  Takeover  Protections.   PARALLAX  and  its  board  of  directors  have  taken

all  necessary   action,  if   any,  in   order   to   render   inapplicable   any   control  share   acquisition,  business

combination,   poison   pill   (including   any   distribution   under   a   rights   agreement)   or   other   similar

anti-takeover  provision  under  PARALLAX’s  certificate  or  articles  of  incorporation  (or  similar  charter documents)  or  the  laws  of  its  state  of  incorporation  that  is  or  could  become  applicable  to  PARALLAX  as a result of the transactions under this Agreement or the exercise of any rights pursuant to this Agreement.

4.21

SEC   or   FINRA   Inquiries.     On   March   8,   2013,   the   Company   was   notified   that   the

Securities  and  Exchange  Commission  (“SEC”)  had  suspended  the  trading  of  the  Company’s  securities  for

10  days,  until  March  21,  2013.  This  temporary  suspension  of  trading  arose  out  of  concerns  that  the

Company had incorrectly stated within its public filings and press releases that certain components related to  the  Company’s  Target  Antigen  Detection  System  (“Target  System”)  are  patented,  when  these  patents

have  expired.      The  Company,  after  discussions  with  the  SEC  and  with  the  Company’s  counsel,  has

addressed  any  questions  raised  regarding  the  accuracy  of  assertions  in  the  Company’s  public  filings.   The

Company  has  clarified  the  status  of  the  patents  in  question,  and  the  way  in  which  the  Company  refers  to

its  Target  System  components.   The  Company  has  also  clarified  that  it  currently  has  filed  four  patent applications  with  the  USPTO,  which  are  deemed  “patent  pending”,  and  the  Company  has  disclosed  that

there  can  be  no  assurance  that  the  patents  will  be  granted.    On  May  10,  2013,  the  Company  filed  its  new

form  15c211  with  a  FINRA  Member  Market  Maker,  in  order  that  the  Company’s  shares  can  resume trading  on  the  OTCBB  and  OTCQB  markets,  pursuant  to  Rule  15c2-11  under  the  Exchange  Act,  which states  that  at  the  termination  of  the  trading  suspension,  no  quotation  may  be  entered  unless  and  until  the

Company  has  strictly  complied  with  all  of  the  provisions  of  the  rule,  including  the  filing  of  a  new  Form

15c2-11  and  obtaining  FINRA  approval  to  commence  trading.   The  Company  received  a  letter  from

FINRA  that  the  Agency  had  approved  the  Company  for  trading  and  the  Company  commenced  trading  on

August 19th 2013.

4.22

Completeness  of  Disclosure.    No  representation  or  warranty  by  PARALLAX  in  this

Agreement,  nor  any  certificate,  Schedule,  statement,  document  or  instrument  furnished  or  to  be  furnished by  PARALLAX  pursuant  hereto,  contains  or  will,  to  the  best  of  PARALLAX’s  knowledge,  contain  any untrue  or  misleading  statement  of  a  Material  fact  or  omits  or  will  omit  to  state  a  Material  fact  required  to be stated herein.

4.23

Information   from   Sellers.     PARALLAX   has   made   all   requests   for   information   and

Disclosures that it requires and Sellers have responded to all those requests.

5.

CLOSING CONDITIONS

5.1

Conditions  Precedent  to  Closing  by  PARALLAX.    The  obligation  of  PARALLAX  to

consummate  the  Transaction  is  subject  to  the  satisfaction  or  written  waiver  of  the  conditions  set  forth below  by  a  date  mutually  agreed  upon  by  the  Parties  hereto  in  writing  and  in  accordance  with  this

Agreement, which  shall in  any  event be  no  later than  5:00  p.m. PST  on  September 30, 2016.   The Closing

of  the  Transaction  will  be  deemed  to  mean  a  waiver  of  all  conditions  to  Closing.    These  conditions

precedent are for the benefit of PARALLAX and may be waived by PARALLAX in its sole discretion.

(a)

Representations  and  Warranties.   The  representations  and  warranties  of  Sellers  set  forth in  this  Agreement  will  be  true,  correct  and  complete  in  all  Material  respects  as  of  the

Closing  Date,  to  the  best  of  Sellers’  knowledge,  as  though  made  on  and  as  of  the  Closing

Date  and  Sellers  will  have  delivered  to  PARALLAX  a  certificate  dated  as  of  the  Closing

Date,   to   the   effect   that   the   representations   and   warranties   made   by   Sellers   in   this

Agreement are true and correct to the best of Sellers’ knowledge.

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(b)

Performance.   All  of  the  covenants  and  obligations  that  Sellers  are  required  to  perform  or to  comply  with  pursuant  to  this  Agreement  at  or  prior  to  the  Closing  must  have  been performed and complied with in all Material respects.

(c)

Transaction   Documents.

This   Agreement,   Schedules   and   Exhibits,   the   Sellers’

Documents,  and  all  other  documents  necessary  or  reasonably  required  to  consummate  the

Transaction,  all  in  form  and  substance  reasonably  satisfactory  to  PARALLAX,  will  have been executed and delivered to PARALLAX.

(d)

Third  Party  Consents.   PARALLAX  will  have  received  duly  executed  copies  of  all  third party  consents  and  approvals  contemplated  by  this  Agreement,  in  form  and  substance reasonably satisfactory to PARALLAX.

(e)

No  Material  Adverse  Effect.    No  Material  Adverse  Effect  by  Selling  Entity  will  have occurred since the date of this Agreement.

(f)

No  Action.    No  suit,  action,  or  proceeding,  except  as  already  disclosed  between  the

former  owner  of  the  PARALLAX  subsidiary  Roxsan  Pharmacy,   will  be  pending  or

threatened which would:

(i)

prevent   the   consummation   of   any   of   the   transactions   contemplated   by   this

Agreement; or

(ii)

cause the Transaction to be rescinded following consummation.

(g)

Due  Diligence  Generally.   PARALLAX  and  its  legal  counsel  will  be  reasonably  satisfied with  their  due  diligence  investigation  of  Selling  Entity  that  is  reasonable  and  customary in a transaction of similar nature to that contemplated by this Transaction, including:

(i)

receipt  and  review  of  materials,  documents,  third  party  contracts  and  information in  the  possession  and  control  of  Sellers  which  are  reasonably  germane  to  the

Transaction;

(ii)

a   physical   inspection   of   the   assets   of   Selling   Entity   by   PARALLAX   or   its

representatives; and

(iii)

title to the Material assets of Selling Entity.

5.2

Conditions  Precedent  to  Closing  by  Sellers.   The  obligation  of  Sellers  to  consummate  the

Transaction  is  subject  to  the  satisfaction  or  written  waiver  of  the  conditions  set  forth  below  by  a  date mutually  agreed  upon  by  the  Parties  hereto  in  writing  and  in  accordance  with this  Agreement,  which  shall in  any  event  be  no  later  than  5:00  p.m.  PST  on  September  30,  2016  or  as  otherwise  stated  in  this

Agreement.   The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.

These conditions precedent are for the benefit of Sellers and may be waived by Sellers in their discretion.

(a)

Employment  Agreement.   QOLPOM  and  Selling  Shareholders  will  agree  to  and  execute that  employment  agreement  with  Nathaniel  Bradley  (“Bradley  Employment  Agreement”)

attached hereto as Exhibit “A”.

(b)

Representations  and  Warranties.   The  representations  and  warranties  of  PARALLAX  set

forth  in  this  Agreement will be  true, correct and  complete  in  all respects  as  of  the  Closing

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Date, as though made on and as of the Closing Date and PARALLAX will have delivered to  Sellers  a  certificate  dated  as  of  the  Closing  Date,  to  the  effect  that  the  representations and warranties made by PARALLAX in this Agreement are true and correct.

(c)

Performance.    All  of  the  covenants  and  obligations  that  PARALLAX  is  required  to

perform   or   to   comply   with   pursuant   to   this   Agreement   at   or   prior   to   the   Closing,

including  delivery  of  PARALLAX  Documents,  must  have  been  performed  and  complied with  in  all  Material  respects,  which  in  some  instances  is  by  no  later  than  3:00  p.m.  on  the day before the Closing.

(d)

Transaction   Documents.      This   Agreement,   including   Schedules,   the   PARALLAX

Documents  and  all  other  documents  necessary  or  reasonably  required  to  consummate  the

Transaction,  all  in  form  and  substance  reasonably  satisfactory  to  Sellers,  will  have  been executed and delivered by PARALLAX.

(e)

No   Material   Adverse   Effect.     No   PARALLAX   Material   Adverse   Effect   will   have

occurred since the date of this Agreement.

(f)

No  Action.    No  suit,  action,  or  proceeding,  will  be  pending  or  threatened  before  any governmental  or  regulatory  authority  wherein  an  unfavorable  judgment,  order,  decree,

stipulation, injunction or charge would result in and/or:

(i)

prevent   the   consummation   of   any   of   the   transactions   contemplated   by   this

Agreement; or

(ii)

cause the Transaction to be rescinded following consummation.

(g)

Public  Market.   On  the  Closing  Date,  the  shares  of  PARALLAX  Common  Stock  will  be quoted on the OTC Quotation Board.

(h)

Due Diligence Generally.  Sellers and their legal counsel will be reasonably satisfied with their  due  diligence  investigation  of  PARALLAX  that  is  reasonable  and  customary  in  a transaction  of  a  similar  nature  to  that  contemplated  by  the  Transaction,  including  receipt of PARALLAX’s Disclosures and any information reasonably requested by Sellers.

6.

ADDITIONAL COVENANTS OF THE PARTIES

6.1

Notification of Financial Liabilities.  Sellers will immediately give notice to PARALLAX if  Selling  Entity  receives  any  advice  or  notification  from  its  independent  certified  public  accounts  that

Selling  Entity  has  used  any  improper  accounting  practice  that  would  have  the  effect  of  not  reflecting  or

incorrectly   reflecting   in   the   books,   records,   and   accounts   of   Selling   Entity,   any   properties,   assets,

Liabilities,  revenues,  or  expenses.    This  covenant  will  survive  Closing  and  continue  in  full  force  and effect.

6.2

Access  and  Investigation.    Between  the  date  of  this  Agreement  and  the  Closing  Date,

Selling Entity and PARALLAX will cause each of their respective representatives to:

(a)

afford  the  other  and  its  representatives  reasonable  access  to  its  personnel,  properties,

assets, Contracts, books and records, and other documents and data;

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(b)

furnish  the  other  and  its  representatives  with  copies  of  all  such  Contracts,  books  and records,  and  other  existing  documents  and  data  as  required  by  this  Agreement  and  as reasonably requested; and

(c)

furnish  the  other  and  its  representatives  with  such  additional  financial,  operating,  and other data and information as reasonably requested.

All  of  such  access,  investigation  and  communication  by  a  Party  and  its  representatives  will  be  conducted during  normal  business  hours  and  in  a  manner  designed  not  to  interfere  unduly  with  the  normal  business operations of the other Party.  Each Party will instruct its auditors to cooperate with the other Party and its representatives in connection with such investigations.

6.3

Confidentiality.     All   information   regarding   the   business   of   Selling   Entity  including,

without  limitation,  financial  information  that  Sellers  provide  to  PARALLAX  during  PARALLAX’s  due diligence,  will  be  kept  in  strict  confidence  by  PARALLAX  and  will  not  be  used  (except  in  connection with  due  diligence  and  presentation  of  the  material  to  PARALLAX’s  investors),  dealt  with,  exploited  or commercialized  by  PARALLAX  or  disclosed  to  any  third  party  (other  than  PARALLAX’s  accountant

and   legal   advisors)   without   the   prior   written   consent   of   Selling   Shareholders.     If   the   Transaction

contemplated  by  this  Agreement  does  not  proceed  for  any  reason,  then  PARALLAX  will  immediately return  to  Sellers  (or  as  directed  by  Sellers)  any  information  received  regarding  Selling  Entity’s  business.

Likewise,  all  information  regarding  the  business  of  PARALLAX  including,  without  limitation,  financial

information   that   PARALLAX   provides   to   Sellers   during   its   due   diligence,   will   be   kept   in   strict

confidence by Sellers and will not be used (except in connection with due diligence), dealt with, exploited or  commercialized  by  Sellers  or  disclosed  to  any  third  party  (other  than  Sellers’  accountant  and  legal

advisors)   without   PARALLAX’s   prior   written   consent.     If   the   Transaction   contemplated   by   this

Agreement  does  not  proceed  for  any  reason,  then  Sellers  will  immediately  return  to  PARALLAX  (or  as directed by PARALLAX) any information received regarding PARALLAX’s business.

6.4

Notification.   Between  the  date  of  this  Agreement  and  the  Closing  Date,  each  Party  will promptly  notify  the  other  Parties  in  writing  if  it  becomes  aware  of  any  fact  or  condition  that  causes  or constitutes  a  Material  breach  of  any  of  its  representations  and  warranties  as  of  the  date  of  this  Agreement,

or  if  it  becomes  aware  of  the  occurrence  after  the  date  of  this  Agreement  of  any  fact  or  condition  that

would   cause   or   constitute   a   Material   breach   of   any   such   representation   or   warranty   had   such

representation  or  warranty  been  made  as  of  the  time  of  occurrence  or  discovery  of  such  fact  or  condition.

Should  any  such  fact  or  condition  require  any  change  in  the  Schedules  relating  to  such  Party,  such  Party

will  promptly  deliver  to  the  other  Parties  a  supplement  to  the  Schedules  specifying  such  change.   During

the  same  period,  each  Party  will  promptly  notify  the  other  Parties  of  the  occurrence  of  any  Material breach  of  any  of  its  covenants  in  this  Agreement  or  of  the  occurrence  of  any  event  that  may  make  the satisfaction of such conditions impossible or unlikely.

6.5

Conduct  of  Selling  Entity  and  PARALLAX  Business  Prior  to  Closing.   From  the  date  of

this  Agreement  to  the  Closing  Date,  and  except  to  the  extent  agreed  to  in  writing  by  the  Parties,  Selling

Entity  and  PARALLAX  will  each  operate  their  businesses  substantially  as  presently  operated  and  only  in the ordinary course and in compliance with all applicable laws, and use their best efforts to preserve intact their  good  reputation  and  present  business  organization  and  to  preserve  their  relationships  with  persons having business dealings with them.

6.6

Certain  Acts  Prohibited  –  Selling  Entity.    Except  as  expressly  contemplated  by  this

Agreement  or  for  purposes  in  furtherance  of  this  Agreement,  between  the  date  of  this  Agreement  and  the

Closing Date, Selling Entity  will not, without the prior written consent of PARALLAX:

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(a)

amend  its  articles  of  incorporation,  articles  of  organization,  bylaws,  operating  agreement or other corporate documents;

(b)

incur   any   Liability   or   obligation   other   than   in   the   ordinary   course   of   business   or

encumber  or  permit  the  encumbrance  of  any  properties  or  assets  of  Selling  Entity  except in the ordinary course of business;

(c)

dispose  of  or  contract  to  dispose  of  any  Selling  Entity’s  property  or  assets,  including  the

Intellectual  Property  Assets,  except  in  the  ordinary  course  of  business  consistent  with past practice;

(d)

issue,  deliver,  sell,  pledge  or  otherwise  encumber  or  subject  to  any  lien  any  shares  of  the

QOLPOM  Shares,  or  any  rights,  warrants  or  options  to  acquire,  any  such  shares,  voting securities or convertible securities;

(e)

except as provided in this Agreement:

(i)

declare,  set  aside  or  pay  any  dividends  on,  or  make  any  other  distributions  in respect of the QOLPOM Shares, or

(ii)

split,   combine   or   reclassify   any   QOLPOM   Shares   or   issue   or   authorize   the

issuance  of  any  other  securities  in  respect  of,  in  lieu  of  or  in  substitution  for shares of the QOLPOM Shares; or

(f)

Materially  increase  benefits  or  compensation  expenses  of  Selling  Entity,  other  than  as contemplated  by  the  terms  of  any  employment  agreement  in  existence  on  the  date  of  this

Agreement, increase the cash compensation of any director, executive officer or other key employee  or  pay  any  benefit  or  amount  not  required  by  a  plan  or  arrangement  as  in  effect on the date of this Agreement to any such person.

6.7

Certain   Acts   Prohibited   -   QOLPOM.      Except   as   expressly   contemplated   by   this

Agreement,  between  the  date  of  this  Agreement  and  the  Closing  Date,  PARALLAX  will  not,  without  the prior written consent of Sellers:

(a)

amend its articles, bylaws or other incorporation documents;

(b)

incur   any   Liability   or   obligation   or   encumber   or   permit   the   encumbrance   of   any

properties  or  assets  of  QOLPOM  except  in  the  ordinary  course  of  business  consistent with past practice;

(c)

dispose  of  or  contract  to  dispose  of  any  QOLPOM  property  or  assets  except  in  the ordinary course of business consistent with past practice;

(d)

Materially  increase  benefits  or  compensation  expenses  of  QOLPOM,  increase  the  cash compensation  of  any  director,  executive  officer  or  other  key  employee  or  pay  any  benefit or amount to any such person.

6.8

Public  Announcements.   PARALLAX  and  Sellers  each  agree  that  they  will  not  release  or issue  any  reports  or  statements  or  make  any  public  announcements  relating  to  this  Agreement  or  the

Transaction  contemplated  herein  without  the  prior  written  consent  of  the  other  Party,  except  as  may  be

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required  upon  written  advice  of  counsel  to  comply  with  applicable  laws  or  regulatory  requirements  after consulting with the other Party hereto and seeking their reasonable consent to such announcement.

6.9

Purchase  and  Sale  of  QOLPOM  Shares  not  occur  by  September  30,  2016.   Should  the

purchase  and  sale  of  the  QOLPOM  Shares  as  provided  for  by  Section  2.1  herein  not  occur  by  September

30,   2016,   then   no   matter   what   the   reason   therein   the   terms   and   conditions   and   provision   of   this

Agreement  shall  be  null  and  void  and  of  no  legal  effect  and  no  party  hereto  shall  have  any  rights  or obligations arising out of this Agreement unless the parties in writing agree to extend the Closing Date. In any  event,  however,  and  even  if  the  parties  so  extend  the  Closing  Date,  Sellers  shall  have  the  right  to discuss  and  negotiate  with  and  agree  with  any  third  party  as  to  the  sale  of  the  business  or  assets  or  any  of the capital stock of Selling Entity.

7.

CLOSING

7.1

Closing.   The  Closing  shall  take  place  at  the  offices  of  PARALLAX.   Notwithstanding

the  location  of  the  Closing,  each  Party  agrees  that  the  Closing  may  be  completed  by  the  exchange  of

undertakings   between   the   respective   legal   counsel   for   the   Sellers   and   PARALLAX,   provided   such

undertakings are satisfactory to each Party’s respective legal counsel.

7.2

Closing Deliveries of Sellers.   At Closing, Sellers will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to PARALLAX:

(a)

copies  of  all  resolutions  and/or  consent  actions  adopted  by  or  on  behalf  of  the  board  of

directors   of   the   Selling   Entity   evidencing   approval   of   this   Agreement   and   the

Transaction;

(b)

share certificates representing the QOLPOM Shares;

(c)

all certificates and other documents required by this Agreement; and

(d)

the  Selling  Entity’s  Documents  and  any  other  necessary  documents,  each  duly  executed by Selling Entity or Selling Shareholders, as required to give effect to the Transaction.

(e)

Philips TeleMonitoring Sales and Service Agreement.

(f)

Trapollo, LLC Master Service Agreement.

(g)

Victory Medical Solutions, LLC.

(h)

Telivita, Inc.  Service Agreement

(i)

QOLPOM, La Frontera, Inc. Service Agreement

(j)

Office Lease Agreement

(k)

the QOLPOM-Lafrontera Royalty Agreement;

7.3

Closing  Deliveries  of  PARALLAX.   At  Closing,  PARALLAX  will  deliver  or  cause  to  be

delivered  within  ten  days  following,  fully  executed  and  in  the  form  and  substance  reasonably  satisfactory to Sellers:

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(a)

its delivery of a Common Stock Purchase Agreement granting to Selling Shareholders the right  to  purchase  Five  Million  (5,000,000)  Shares  of  PARALLAX  common  stock  with  a par  value  of  $.001,  which  shall  have  been  received  by  Selling  Shareholders  no  later  than

September  30,  2016  at  such  location  as  stated  in  Section  2.6  herein  or  by  payment  at  the

Closing by an escrow company reasonably acceptable to Sellers;

(b)

the Cash Earn-Out Agreement;

(c)

copies  of  all  resolutions  and/or  consent  actions  adopted  by  or  on  behalf  of  the  board  of directors of PARALLAX evidencing approval of this Agreement and the Transaction;

(d)

all other certificates, amendments and other documents required by this Agreement; and

(e)

the  PARALLAX  Documents  and  any  other  necessary  documents,  each  duly  executed  by

PARALLAX, as required to give effect to the Transaction.

8.

TERMINATION

8.1

Termination.   This  Agreement  shall  be  terminated  at  any  time  prior  to  the  Closing  Date contemplated hereby by:

(a)

mutual agreement of PARALLAX and Sellers;

(b)

PARALLAX,   if   there   has   been   a   Material   breach   by   Sellers   of   any   Material

representation, warranty, covenant or agreement set forth in this Agreement on the part of

Sellers  that  is  not  cured,  to  the  reasonable  satisfaction  of  PARALLAX,  within  ten  (10)

business  days  after  notice  of  such  breach  is  given  to  PARALLAX  (except  that  no  cure period will be provided for a breach by Sellers that by its nature cannot be cured);

(c)

Sellers,   if   there   has   been   a   Material   breach   by   PARALLAX   of   any   Material

representation, warranty, covenant or agreement set forth in this Agreement on the part of

PARALLAX  that  is  not  cured,  to  the  reasonable  satisfaction  of  Sellers,  within  ten  (10)

business  days  after  notice  of  such  breach  is  given  to  Sellers,  except  that  no  cure  period will  be  provided  for  a  breach  by  PARALLAX  of  its  obligation  to  make  the  timely  and full  payments  stated  in  Sections  7.3  (a)  and  7.3  (b),  and  PARALLAX’s  failure  to  make any  such  full  and  timely  payment  shall  in  any  such  case  be  a  material  breach  of  this

Agreement and shall entitle Sellers to all rights and remedies therein;

(d)

the  parties  pursuant  to  Section  6.10  herein,  if  the  Transaction  contemplated  by  this

Agreement  has  not  been  consummated  on  or  before  September  30,  2016  unless  such  date is extended by both parties in writing; and

(e)

PARALLAX  or  Sellers  if  any  permanent  injunction  or  other  order  of  a  governmental

entity    of    competent    authority    preventing    the    consummation    of    the    Transaction

contemplated by this Agreement has become final and non-appealable.

8.2

Effect  of  Termination.   In  the  event  of  the  termination  of  this  Agreement  pursuant  to  its terms,  this  Agreement  will  be  of  no  further  force  or  effect;  provided,  however,  that  no  termination  of  this

Agreement  will  relieve  any  Party  of  liability  for  any  breaches  of  this  Agreement  that  are  based  on  a wrongful refusal or failure to perform any obligations.

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9.

INDEMNIFICATION, REMEDIES, SURVIVAL

9.1

Agreement  of  Selling  Entity  to  Indemnify.    Selling  Entity  will  indemnify,  defend,  and

hold  harmless,  to  the  full  extent  of  the  law,  PARALLAX  and  its  Directors,  Officers  and  shareholders from,  against,  and  in  respect  of  any  and  all  Losses  asserted  against,  relating  to,  imposed  upon,  or  incurred by PARALLAX and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the  breach  by  Selling  Entity  of  any  representation  or  warranty  of  Selling  Entity  contained in  or  made  pursuant  to  this  Agreement,  any  Selling  Entity  Document  or  any  certificate  or other instrument delivered pursuant to this Agreement; or

(b)

the  breach  or  partial  breach  by  Selling  Entity  of  any  covenant  or  agreement  of  Sellers made  in  or  pursuant  to  this  Agreement,  any  Selling  Entity  Documents  or  any  certificate or other instrument delivered pursuant to this Agreement.

9.2

Agreement   of   the   Selling   Shareholders   to   Indemnify.      Selling   Shareholders   will

indemnify,  defend,  and  hold  harmless,  to  the  full  extent  of  the  law,  PARALLAX  and  its  shareholders from,  against,  and  in  respect  of  any  and  all  Losses  asserted  against,  relating  to,  imposed  upon,  or  incurred by PARALLAX and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

any breach by Selling Shareholders of this Agreement.

9.3

Agreement of PARALLAX to Indemnify.  PARALLAX will indemnify, defend, and hold harmless,  to  the  full  extent  of  the  law,  Sellers  from,  against,  for,  and  in  respect  of  any  and  all  Losses asserted  against,  relating  to,  imposed  upon,  or  incurred  by  Sellers  by  reason  of,  resulting  from,  based upon or arising out of:

(a)

the  breach  by  PARALLAX  of  any  representation  or  warranty  of  PARALLAX  contained in  or  made  pursuant  to  this  Agreement,  any  PARALLAX  Document  or  any  certificate  or other instrument delivered pursuant to this Agreement; or

(b)

the   breach   or   partial   breach   by   PARALLAX   of   any   covenant   or   agreement   of

PARALLAX  made  in  or  pursuant  to  this  Agreement,  any  PARALLAX  Document  or  any certificate or other instrument delivered pursuant to this Agreement.

10.

MISCELLANEOUS PROVISIONS

10.1

Effectiveness   of   Representations;   Survival.     Each   Party   is   entitled   to   rely   on   the

representations,  warranties  and  agreements  of  each  of  the  other  Parties  and  all  such  representations,

warranties  and  agreements  will  be  effective  regardless  of  any  investigation  that  any  Party  has  undertaken

or  failed  to  undertake.   Unless  otherwise  stated  in  this  Agreement,  and  except  for  instances  of  fraud,  the representations,  warranties  and  agreements  will  survive  the  Closing  Date  and  continue  in  full  force  and effect until one (1) year after the Closing Date.

10.2

Further Assurances.   Each of the Parties hereto will cooperate with the others and execute and  deliver  to  the  other  Parties  hereto  such  other  instruments  and  documents  and  take  such  other  actions as  may  be  reasonably  requested  from  time  to  time  by  any  other  Party  hereto  as  necessary  to  carry  out,

evidence, and confirm the intended purposes of this Agreement.

10.3

Amendment.   This  Agreement  may  not  be  amended  except  by  an  instrument  in  writing signed by each of the Parties.

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10.4

Expenses.     PARALLAX   and   Seller   will   bear   all   their   respective   costs   incurred   in

connection  with  the  preparation,  execution  and  its  performance  of  this  Agreement  and  the  Transaction contemplated  hereby,  including  all  fees  and  expenses  of  agents,  representatives  and  accountants,  except

the   fee   of   the   professional   independent   valuer   of   the   Inventory,   which   shall   be   borne   equally   by

PARALLAX and QOLPOM.

10.5

Entire   Agreement.     This   Agreement,   the   Schedules   attached   hereto   and   the   other

documents  in  connection  with  this  transaction  contain  the  entire  agreement  between  the  Parties  with respect to  the  subject matter  hereof  and  supersede  all prior  arrangements  and  understandings, both  written

and   oral,   expressed   or   implied,   with   respect   thereto.     Any   preceding   correspondence   or   offers   are

expressly superseded and terminated by this Agreement.

10.6

Notices.     All   notices   and   other   communications   required   or   permitted   under   this

Agreement  must  be   in   writing   and   will  be   deemed   given   if   sent  by   personal  delivery,  faxed   with

electronic  confirmation  of  delivery,  internationally-recognized  express  overnight  courier,  or  registered  or certified  mail  (return  receipt  requested),  postage  prepaid,  to  the  Parties  at  the  addresses  provided  on  the first page of this Agreement.

All such notices and other communications will be deemed to have been received:

(a)

in the case of personal delivery, on the date of such delivery;

(b)

in  the  case  of  a  fax,  when  the  party  sending  such  fax  has  received  electronic  confirmation of its delivery;

(c)

in  the  case  of  delivery  by  internationally-recognized  express  overnight  courier,  on  the business day following dispatch; and

(d)

in the case of mailing, on the fifth (5th) business day following mailing.

10.7

Headings.   The  headings  contained  in  this  Agreement  are  for  convenience  purposes  only and will not affect in any way the meaning or interpretation of this Agreement.

10.8

Benefits.     This   Agreement   is   and   will   only   be   construed   as   for   the   benefit   of   or

enforceable by those persons who are parties to this Agreement.

10.9

Assignment.   This  Agreement  may  not  be  assigned  (except  by  operation  of  law)  by  any

Party  without the consent of the other Parties in this sole discretion and any purported assignment without such consent shall be null and void and of no legal effect whatsoever.

10.10

Governing  Law.   This  Agreement  will  be  governed  by  and  construed  in  accordance  with

the  laws  of  the  State  of  California  applicable  to  contracts  made  and  to  be  performed  therein.   If  a  party

should  commence  an  action  alleging  a  breach  of  this  Agreement,  venue  will  lie  in  any  federal  or  state

court  of  competent  jurisdiction  in  Los  Angeles  County,  California.   In  such  action,  the  prevailing  party

therein as part of its award shall be entitled to receive its attorneys’ fees and costs of such action.

10.11

Construction.   The  language  used  in  this  Agreement  will  be  deemed  to  be  the  language chosen  by  the  Parties  to  express  their  mutual  intent,  and  no  rule  of  strict  construction  will  be  applied against any Party.

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10.12

Gender.  All references to any Party will be read with such changes in number and gender as the context or reference requires.

10.13

Business  Days.   If  the  last  or  appointed  day  for  the  taking  of  any  action  required  or  the expiration  of  any  rights  granted  herein  shall  be  a  Saturday,  Sunday  or  a  United  States  legal  holiday,  then such  action  may  be  taken  or  right  may  be  exercised  on  the  next  succeeding  day  which  is  not  a  Saturday,

Sunday or such a legal holiday.

10.14

Counterparts.  This Agreement may be executed in one or more counterparts, all of which will  be  considered  one  and  the  same  agreement  and  will  become  effective  when  one  or  more  counterparts have  been  signed  by  each  of  the  Parties  and  delivered  to  the  other  Parties,  it  being  understood  that  all

Parties need not sign the same counterpart.

10.15

Electronic   Execution.     This   Agreement   may   be   executed   by   delivery   of   executed

signature  pages  by  electronic  reproduction,  email,  fax  and  such  email  or  fax  reproduction  execution  will be effective for all purposes.

10.16

Schedules  and  Exhibits.   The  Schedules  and  Exhibits  are  attached  to  this  Agreement  and incorporated herein.

(The remainder of this page intentionally left blank)

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IN  WITNESS  WHEREOF  the  parties  hereto  have  executed  this  Agreement  as  of  the  effective date first above written.

PARALLAX HEALTH SCIENCES, INC.

Per:

Authorized Signatory

Name: J. Michael Redmond

Title:  CEO/President

QOLPOM, INC.

Per:

_________________________________

Authorized Signatory

Name: Nathanial T. Bradley

Title:  President

SELLING SHAREHOLDERS:

INTELLECTUAL PROPERTY NETWORK, INC.

Per:

Name: Nathanial T. Bradley

Title: President

Shares:  100

DANIEL J. RANIER

Per:  _______________________________

Name: Daniel J. Ranieri

Shares:  20

DAVID BRADLEY

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Per:  _______________________________

Name:  David Bradley

Shares: 20

MICHAEL PRUDENCE

Per: _______________________________

Name:  Michael Prudence

Shares: 10

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SCHEDULES

Schedule  “A”     -

Selling Shareholders and Consideration

Schedule  “B”     -

U.S. Certificate of Selling Shareholders

Schedule  “C”     -

Directors and Officers of Selling Entity

Schedule  “D”     -

PARALLAX Board Resolution to Approve Acquisition

Schedule  “E”      -

PARALLAX Board Resolution to sell Shares

Schedule  “F”      -

QOLPOM’s Corporate Documents

Schedule  “G”     -

QOLPOM Intellectual Property

Schedule  “H”     -

QOLPOM Intellectual Property Assignment

Schedule  “I”

-

QOLPOM Board Resolution to Approve Sale

Schedule  “J”

-

QOLPOM Shares

Schedule  “K”     -

QOLPOM Regulatory Licenses

Schedule  “L”

List of all i(in)ventor-y and assets of QOLPOM

Schedule  “M”    -

Directors and Officers of PARALLAX

Schedule  “N”     -

PARALLAX Corporate Documents

Schedule  “O”     -

QOLPOM Power of Attorney to Transfer Shares

Schedule  “P”      -

Executive Employment Agreement

Schedule  “Q”     -

PARALLAX Common Stock Purchase Agreement

Schedule  “R”     -

PARALLAX Employee Stock Option Plan

Schedule  “S”      -

PARALLAX Common Stock Options

Schedule  “T”      -

QOLPOM-Lafrontera Royalty Agreement

Schedule  “U”     -

QOLPOM Agreements

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SCHEDULE “A”

Selling Shareholders & Consideration

Intellectual Property Network, Inc.

100 Shares

Daniel J. Ranieri

20 Shares

David Bradley

20 Shares

Michael Prudence

20 Shares

__________________________________________________________________

SCHEDULE “B”

U.S Certificate of Selling Shareholders

SCHEDULE “C”

Directors and Officers of Selling Entity

Nathaniel T. Bradley

President, Director

Debbie Hughes

Secretary, Treasurer

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SCHEDULE “D”

Parallax Board Resolution to Approve Acquisition

SCHEDULE “E”

Parallax Board Resolution to Sell Shares & Issue Options

SCHEDULE “F”

QOLPOM’S Corporate Documents:

By Laws, Article of Incorporation & Certificate of Good Standing

SCHEDULE “G”

QOLPOM’s Intellectual Property

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SCHEDULE “H”

QOLPOM’s Assignment of Intellectual Property

SCHEDULE “I”

QOLPOM’s Board Resolution to Approve Sale

SCHEDULE “J”

QOLPOM Shares

SCHEDULE “K”

QOLPOM Regulatory Licenses

SCHEDULE “L”

List of all Inventory and Assets of QOLPOM

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SCHEDULE “M”

Directors and Officers of PARALLAX

SCHEDULE “N”

PARALLAX Corporate Documents

SCHEDULE “O”

QOLPOM Power of Attorney to Transfer Shares

SCHEDULE “P”

QOLPOM Executive Employment Agreement

SCHEDULE “Q”

PARALLAX Common Stock Purchase Agreement

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SCHEDULE “R”

PARALLAX Employee Stock Option Plan

SCHEDULE “S”

PARALLAX Common Stock Options

SCHEDULE “T”

QOLPOM - La Frontera Royalty Agreement

SCHEDULE “U”

QOLPOM Agreements

(a)

Philips TeleMonitoring Sales and Service Agreement.

(b)

Trapollo, LLC Master Service Agreement.

(c)

Victory Medical Solutions, LLC.

(d)

Telivita, Inc.  Service Agreement

(e)

QOLPOM, La Frontera, Inc. Service Agreement

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